                                                               EXHIBIT NO. 99.2

              AGREEMENT AND PLAN OF CONTRIBUTION AND REORGANIZATION


         AGREEMENT AND PLAN OF CONTRIBUTION AND REORGANIZATION, DATED AS OF July ___, 2000 (this "AGREEMENT"), by and among CarPoint.com, LLC, a Delaware limited liability company ("CP.COM"), CP.com Holdings, Inc. ("CPHI"), a Nevada corporation and a wholly owned subsidiary of Microsoft Corporation, a Washington corporation ("Microsoft"), Ford Motor Company, a Delaware corporation ("FORD"), Navidec, Inc., a Colorado corporation ("Navidec"), WFC Holdings Corporation, a Delaware corporation ("WFC") (together, Navidec and WFC are sometimes referred to as the "DRIVEOFF STOCKHOLDERS"), and DriveOff.com, Inc., a Delaware corporation ("DRIVEOFF").

                                    RECITALS

         WHEREAS, CP.com provides to consumers research, tools, and services that are related to the automotive industry, and provides to others software tools, platforms, and products that are built for and targeted to the automotive industry;

         WHEREAS, CPHI and Ford are, in the aggregate, the sole beneficial owners of all of the membership interests of CP.com;

         WHEREAS, Navidec is the sole owner of all the issued and outstanding capital stock of Driveoff;

         WHEREAS, WFC owns securities that will be converted into common stock of Driveoff prior to the Closing;

         WHEREAS, pursuant to the terms of this Agreement, CP.com will be merged with and into a newly formed Washington corporation to be named CarPoint, Inc. ("CPI") (unless context requires otherwise, references hereafter to CP.com shall be deemed to refer also to CPI as successor to CP.com) with CPI being the surviving entity;

         WHEREAS, each of the respective Boards of Directors (or equivalent governing bodies) of CP.com, Navidec, WFC, and Driveoff (i) has determined that a combination of the businesses of CP.com and Driveoff is advisable and fair to, and in the best interests of, such party and its stockholders or members and
(ii) has approved this Agreement;

         WHEREAS, the parties to this Agreement intend to effect the combination of the businesses of CP.com and Driveoff upon the terms and subject to the conditions set forth in this Agreement, which terms include (i) merger of CP.com into a newly-formed Washington corporation (the "CP.COM MERGER") (an INDEX indicating the sections in this Agreement where



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terms are defined is set forth at Exhibit A), and (ii) the contribution of all of the issued and outstanding equity interests in Driveoff to CPI (the "DRIVEOFF CONTRIBUTION";

         WHEREAS, simultaneously with the Closing of the Transactions, Navidec desires to contribute to CPI all of the membership interests of a single member Delaware limited liability company ("DELLLC") to which Navidec will have previously contributed certain intellectual property and other property of Navidec used by Driveoff (the "NAVIDEC ADDITIONAL CONTRIBUTION," and together with the Driveoff Contribution and the CP.com Merger, the "TRANSACTIONS") and CPI is willing to accept such contribution in exchange for CPI common shares;

         WHEREAS, at the Closing, CPI, CPHI, Microsoft, Ford, Navidec, and WFC will each enter into an agreement between stockholders and parent of stockholders substantially in the form set forth as Exhibit B hereto (the "STOCKHOLDERS AGREEMENT"); and

         WHEREAS, for federal income tax purposes, it is intended that the CP.com Merger, the Driveoff Contribution, and the Additional Navidec Contribution together will qualify as an exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, CP.com, CPHI, Ford, Navidec, and WFC hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE I
                           CONVERSION AND CONTRIBUTION

         1.1 MERGER AND CONTRIBUTION. Subject to the provisions of this Agreement and prior to the Closing Date (as defined in Section 1.2, CPI shall be formed as a Washington corporation by filing with the Secretary of State for the State of Washington Articles of Incorporation substantially in the form attached as Exhibit 1.1(a). CP.com will be merged into CPI, the Driveoff Stockholders will contribute all of the issued and outstanding equity securities of Driveoff to CPI, and Navidec shall effect the Navidec Additional Contribution. A Certificate of Merger (the "CERTIFICATE OF MERGER") shall be duly prepared, executed and acknowledged by CP.com, and thereafter delivered to the Secretary of State of Delaware for filing, as provided in the Delaware General Corporation Law (the "DGCL") and Articles of Merger shall be duly prepared, executed and acknowledged by CP.com, and thereafter delivered to the Secretary of State of Washington for filing, as provided in the Washington Business Corporation Act, on the Closing Date. The CP.com Merger shall become effective at such time as the Articles of Merger and Certificate of Merger have been filed with the respective Secretaries of State of Delaware and Washington or at such time thereafter as is provided in the Certificate of Merger and Articles of Merger. CPHI and Ford agree that upon the effectiveness of the CP.com Merger, the CarPoint.com, LLC Limited Liability Company Agreement (the "LLC AGREEMENT") shall terminate and be of no further force or effect. Immediately after the CP.com Merger, (x) the






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Driveoff Stockholders shall effect the Driveoff Contribution by contributing all of the issued and outstanding equity securities of Driveoff (including Driveoff securities issued or deemed issued to WFC upon conversion and exercise of other Driveoff securities) to CPI in exchange for securities of CPI, and (y) Navidec shall effect the Navidec Additional Contribution by transferring the relevant intellectual property and other property to DelLLC pursuant to the Navidec Transfer Agreement, all as contemplated by Section 6.2.11, and contributing all of the membership interests of DelLLC to CPI, in exchange for securities, all as further described with respect to both clauses (x) and (y) in Section 1.4. The Driveoff Stockholders acknowledge and agree that CPI will have no obligation to issue any shares under this Agreement until the CP.com Merger has been confirmed in writing by the Secretaries of State of Delaware and Washington and CPI has received the Driveoff securities pursuant to the Driveoff Contribution and the relevant Navidec property pursuant to the Navidec Transfer Agreement.

         1.2 CLOSING. The closing of the Transactions (the "CLOSING") will take place at 10:00 a.m., local time, as soon as practicable (but no more than five
(5) business days) after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VI, that by their terms are not to occur at the Closing (the "CLOSING DATE"), at the offices of Preston Gates & Ellis LLP, Seattle, Washington, unless another time, date, or place is agreed to in writing by the parties hereto.

         1.3 EFFECTS OF THE TRANSACTIONS. Immediately following the Driveoff Contribution and Navidec Additional Contribution (the "EFFECTIVE TIME"), (i) the Board of Directors of CPI shall consist of four (4) members, to include three
(3) representatives of CPHI and one (1) representative of Ford; (ii) CPI shall adopt bylaws in the form attached hereto as Exhibit 1.3; (iii) the officers of CPI for periods after Closing shall be determined by the Board of Directors of CPI at its first meeting following the Closing Date; (iv) the membership interests of CP.com shall be converted into shares of Common Stock of CPI as described in Section 1.4; (v) the Driveoff Stockholders and holders of Driveoff Options shall receive securities in CPI as described in Section 1.4; and (vi) the Transactions shall, from and after the Effective Time, have all the effects provided by applicable law.

         1.4      ISSUANCE OF CPI SECURITIES.

                  1.4.1 CONVERSION OF CP.COM MEMBERSHIP INTERESTS. At the Effective Time, all membership interests in CP.com shall be converted, without further action of the CP.com members, into common shares of CPI, $.001 par value per share, (the "CPI COMMON SHARES") by multiplying each CP.com member's percentage membership interest by 1,409,027.21 (the "CP.COM EXCHANGE RATIO").

                  1.4.2    DRIVEOFF CONTRIBUTION AND NAVIDEC
                           ADDITIONAL CONTRIBUTION.

                           (a) At the Effective Time,  Navidec will contribute
(i) 13,308,300 Driveoff Common Shares, which shall be all the Driveoff Common Shares beneficially owned by Navidec, (ii) all of the membership interests of DelLLC, and (iii) the IADMA Interest in accordance with the provisions of
Section 3.6, all in exchange for 13,308,300 CPI Common Shares.




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                           (b) At the Effective Time, WFC will contribute
capital stock that it receives upon the conversion of the Term Note and exercise of the Warrant (as defined below) pursuant to Section 1.4.3(b) and (c), all in exchange for 4,645,059 CPI Common Shares.

                  1.4.3    TREATMENT OF DERIVATIVE SECURITIES.

                           (a) At or before the Effective Time, CP.com and CPI,
as its successor, shall take all corporate and company action necessary such that each holder of the then outstanding options (the "DRIVEOFF OPTIONS") issued pursuant to the Driveoff.com, Inc. Stock Option Plan (the "DRIVEOFF PLAN") shall be offered the right to receive, at the Effective Time, upon execution of an Exchange Agreement in the form attached hereto as Exhibit 1.4.3(a)(1), a nonqualified stock option ("CPI OPTION") to purchase, on the same terms and conditions as were applicable under the Driveoff Plan, that number of CPI Common Shares, as shown on Schedule 1.4 opposite the respective optionee's name, at an exercise price per CPI Common Share equal to the exercise price per share of such Driveoff Option immediately prior to the Effective Time divided by the Driveoff Share Exchange Ratio. For purposes of this Agreement, the Driveoff Share Exchange Ratio shall be as set forth on Schedule 1.4. Notwithstanding the foregoing, and except as provided in Section 1.4.3(d) and (e), any vested or unvested Driveoff Options held by Driveoff optionees as of the date hereof who do not continue as Driveoff employees or do not become employees of Driveoff or CPI as of the Effective Time shall be exercised and/or canceled in accordance with the terms of the Driveoff Plan. Each replacement CPI Option shall be issued pursuant to the CPI 2000 Employee Stock Option Plan set forth as Exhibit 1.4.3(a)(2) hereto (the "CPI PLAN").

                           (b) Immediately before the Effective Time, WFC shall
convert the Term Note dated September 30, 1999 (the "TERM NOTE") according to its terms into Driveoff Preferred Shares (as defined in Section 2.2.2(a)). Immediately thereafter, but prior to the Effective Time, WFC shall convert such Driveoff Preferred Shares according to the terms thereof and the agreement previously reached between Navidec, Driveoff, and WFC into Driveoff Common Shares, which shall be contributed by WFC to CPI in the Driveoff Contribution. WFC shall receive CPI Common Shares with respect to such Driveoff Common Shares pursuant to Section 1.4.2 as if it had held such Driveoff Common Shares immediately before the Effective Time. WFC, Navidec, and Driveoff agree that as of the Effective Time, the Investors Rights Agreement of September 30, 1999 between WFC, Driveoff, and Navidec (the "INVESTOR RIGHTS AGREEMENT") shall be deemed terminated and of no further force and effect.

                           (c) Immediately before the Effective Time, WFC shall
exercise in full its warrant to purchase Driveoff Common Shares (the "WFC WARRANT") according to its terms. The Driveoff Common Shares issued pursuant to this Section 1.4.3(c) shall be contributed to CPI by WFC in the Driveoff Contribution, and WFC shall thereafter receive CPI Common Shares with respect to such Driveoff Common Shares pursuant to Section 1.4.2 as if it had held such Driveoff Common Shares immediately before the Effective Time.

                           (d) The CPI Options received pursuant to Section
1.4.3(a) by Navidec employees or any Driveoff non-employee directors (Ralph Armijo, Pat Mawhinney, Ken Bero,





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Brad Nixon, Jeffrey Schwartz, Duncan Berry, and Rick Winston) who do not become employees of Driveoff or CPI after the Effective Time shall be exercisable beginning on the Closing Date and expiring on the longer of two (2) years from the Closing Date or thirty (30) days after the effectiveness of the initial public offering of CPI Common Shares, provided that if such optionee is prevented from selling any CPI Common Shares after a CPI public offering pursuant to a market stand-off or similar written agreement, the period for exercise will be extended by the number of days of such restriction, and provided, further, that notwithstanding the foregoing provisions, in no event shall the period for exercise of the options in question extend beyond the current term of such options.

                           (e) The CPI Options received pursuant to Section
1.4.3(a) by Michael Kranitz, Chris Harff, Michael Fixler, and Hal Anderson shall be governed by the terms of the employment arrangements between Driveoff and each such person and of the CPI Option grant agreements entered into on or before the Effective Time (as further described in Section 6.2.4).

         Schedule 1.4 sets forth as of the date hereof: (i) all CP.com membership interests, all Driveoff Shares, and all other securities and rights to acquire Driveoff Shares and any securities convertible into Driveoff Shares; and (ii) a pro-forma calculation of the CPI Common Shares and CPI Options to be received by each of CPHI, Ford, Navidec, WFC, and holders of Driveoff Options at the Effective Time. The amounts set forth on Schedule 1.4 reflect the agreement of WFC and Navidec as to the appropriate allocation of CPI securities giving effect to, among other things, the contribution by Navidec to the capital of Driveoff of certain items of intercompany indebtedness owed to it by Driveoff, and WFC's prospective liquidation rights were it to have converted into Driveoff Preferred Stock. Schedule 1.4 (and the numbers of CPI Common Shares to be provided to Navidec and WFC pursuant to Section 1.4.2) is subject to appropriate recomputation if there is any change before the Closing Date in the number of outstanding Driveoff Shares or Driveoff Options. In no event shall the aggregate number of CPI Common Shares and securities convertible into CPI Common Shares issued in respect of Driveoff Common Shares, Driveoff Options, the Additional Navidec Contribution, and the IADMA Interest exceed 20,553,359 shares, or 12.73% of the fully-diluted capitalization of CPI as of the Closing Date.

                  1.4.4 FRACTIONAL SECURITIES. No fraction of a CPI Common Share will be issued in connection with the Transactions. In lieu of such issuance, all CPI Common Shares issued to the members of CP.com and the Driveoff Stockholders shall be rounded to the closest whole CPI Common Share.

                  1.4.5 ESCROW OF SECURITIES. Ten percent (10%) of the CPI Common Shares issuable to each Driveoff Stockholder in the Transactions shall be deposited into escrow (the "ESCROW") pursuant to the terms of an Escrow Agreement with Chase Manhattan Trust Company, National Association, or other escrow firm as may be agreed upon by the parties, as escrow agent (the "ESCROW AGENT"), in the form set forth on Exhibit 1.4.5 hereto, with such changes as may reasonably be required by the Escrow Agent (the "ESCROW AGREEMENT"), to secure claims by the CPI Indemnitees for indemnification pursuant to Article VII hereof.




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                  1.4.6    WORKING CAPITAL ADJUSTMENT.

                           (a) As used herein, the term "WORKING CAPITAL
ADJUSTMENT" means the positive amount, if any, by which the Net Working Capital of Driveoff on the Closing Date is less than zero minus Three Million Dollars ($3,000,000). "NET WORKING CAPITAL" means Current Assets minus Current Liabilities, as each of such amounts are reflected on the Closing Balance Sheet. "CURRENT ASSETS" means the following current assets of Driveoff, calculated in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, as presented on the Closing Balance Sheet: (a) accounts receivable other than doubtful accounts receivable; (b) inventory of the type and quantities reasonable and prudent to maintain consistent with Driveoff's past practice; (c) prepaid expenses that CPI will receive the benefit of after the Closing; (d) cash; and (e) any other asset of Driveoff that would be classified as a current asset in accordance with GAAP, consistently applied, all as determined as of the close of business on the Closing Date. "CURRENT LIABILITIES" means the following current liabilities of Driveoff, calculated in accordance with GAAP, consistently applied, as presented on the Closing Balance
Sheet: (a) accounts payables and accrued expenses, (b) all amounts payable or owing to Navidec or its Subsidiaries, (c) all taxes payable, (d) all unearned revenue, and (e) any other liability of Driveoff that would be classified as a current liability in accordance with GAAP, consistently applied, all as determined as of the close of business on the Closing Date.

                           (b) As promptly as practicable after the Closing
Date, but in no event more than ninety (90) days after the Closing Date, CPI shall prepare and deliver to Navidec for its review and comment (i) a balance sheet dated as of the close of business on the Closing Date (the "CLOSING BALANCE SHEET") and (ii) an accompanying closing statement (the "CLOSING STATEMENT") reasonably detailing as of the close of business on the Closing Date CPI's determination of the Working Capital Adjustment, as determined in accordance with GAAP, consistently applied. Navidec shall have full access upon three (3) business days notice to CPI to all of CPI's records relating to CPI's derivation of the Closing Balance Sheet. If Navidec objects to any amounts reflected on the Closing Balance Sheet or the Closing Statement, Navidec must, within twenty (20) days after Navidec's receipt of the Closing Balance Sheet and Closing Statement, give written notice (the "NOTICE") to CPI specifying in reasonable detail Navidec's objections, or CPI's determination of the Working Capital Adjustment shall be final, binding and conclusive on the parties. With respect to any disputed amounts, the parties shall meet in person and negotiate in good faith during the fifteen (15) day period (the "RESOLUTION PERIOD") after the date of CPI's receipt of the Notice to resolve any such dispute. If the parties are unable to resolve all such disputes within the Resolution Period, then within five (5) days after the expiration of the Resolution Period, all disputes shall be submitted to the Denver, Colorado office of PriceWaterhouse Coopers and, if such party is unwilling to so serve, the parties may petition any court with jurisdiction to appoint another national firm of auditors who do not serve as either party's principal independent accountants (the "INDEPENDENT ACCOUNTANT"). The Independent Accountant shall be engaged to provide a final and conclusive resolution of all unresolved disputes within forty-five (45) days after such engagement. The determination of the Working Capital Adjustment by the Independent Accountant shall be final, binding and conclusive on the parties hereto. The fees and expenses of the Independent Accountant shall be borne equally by the parties.




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                           (c) If the Working Capital Adjustment (as finally
determined in accordance with the provisions set forth above) is greater than zero, then, within five (5) Business Days after such final determination, Navidec shall pay to CPI such amount in immediately available funds.

         1.5 DELIVERY OF CERTIFICATES. At Closing, Navidec and WFC shall surrender certificates or other documentation of their ownership interests in Driveoff to CPI, properly endorsed for transfer, together with duly executed counterparts of the Stockholders Agreement and the Escrow Agreement and such other duly executed documentation as may be reasonably required by CPI to effect a transfer of such shares. Upon such surrender, and upon completion of the Navidec Additional Contribution, each Driveoff Stockholder shall be entitled to receive a certificate for the applicable number of CPI Common Shares calculated pursuant to Section 1.4, except as provided in Section 1.4.5. Promptly following the Closing, CP.com members shall be entitled to receive a certificate for the applicable number of CPI Common Shares calculated pursuant to Section 1.4. Execution and delivery of the Escrow Agreement and the Stockholders Agreement by each Driveoff Stockholder shall be a condition precedent to the issuance of the CPI Common Shares to each such Driveoff Stockholder. Execution and delivery of the Stockholders Agreement by each of Ford and CPHI (and by Microsoft, in the case of CPHI) shall be a condition precedent to the issuance of the CPI Common Shares to each of Ford and CPHI.

         1.6 TAX-FREE TRANSFER. The Transactions are intended to qualify for nonrecognition treatment as provided in Section 351(a) of the Code.

         1.7      NO FURTHER OWNERSHIP RIGHTS IN DRIVEOFF COMMON SHARES. All
CPI Common Shares issued on or after the Effective Time upon contribution of the Driveoff Shares to CPI in accordance with the terms hereof shall respectively be deemed to have been delivered in full satisfaction of all rights pertaining to the Driveoff Shares. After the Effective Time, there shall be no transfers on the stock transfer books of Driveoff of such Driveoff Shares. Holders of Driveoff Options who elect to receive CPI Options shall have only the rights granted pursuant to the CPI Options which shall be exercisable only after the Closing Date.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF DRIVEOFF STOCKHOLDERS. Navidec and WFC each represents and warrants to CP.com, severally and not jointly, and with respect to itself only, as follows:

                  2.1.1 AUTHORITY. Each of Navidec and WFC has (or will have as of Closing, in the case of the Related Agreements (as defined below)) duly and validly executed and delivered this Agreement and each of the agreements contemplated hereby to which it is a party, including the Escrow Agreement, the Stockholders Agreement, the Navidec Noncompete Agreement, the Navidec Services Agreement, the Navidec Sublease, and the Navidec Transfer Agreement (the foregoing and the other agreements contemplated by this Agreement, the "RELATED AGREEMENTS"), to which it is a party, and this Agreement and each of the Related Agreements to which it is a party constitutes (or will constitute as of Closing, in the case of the Related Agreements) a valid, binding, and enforceable obligation of Navidec and WFC, as applicable, in





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accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles. Navidec's execution, delivery, and performance of this Agreement and the Related Agreements has not and does not require approval of its shareholders.

                  2.1.2 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Neither the execution and delivery of this Agreement or the Related Agreements by Navidec or WFC, nor the performance by Driveoff or WFC of their respective obligations under this Agreement or the Related Agreements will, in any material respect, violate any provision of laws or will conflict with, result in or constitute the material breach of any of the terms or conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or Driveoff Common Shares pursuant to any of their charter documents or any material agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which Navidec or WFC is a party or by which Navidec or WFC, or any of their respective assets, is bound or affected. No consent, approval, order or authorization of or registration, declaration or filing with or exemption by (collectively "CONSENTS") any court, administrative agency, regulatory agency, or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "GOVERNMENTAL ENTITY"), is required by or with respect to Navidec or WFC in connection with the execution and delivery of this Agreement or the Related Agreements, the performance of the respective obligations of Navidec and WFC under this Agreement and the Related Agreements, or the consummation of the transactions contemplated hereby, except for (i) the filing of a premerger notification report and all other required documents by Driveoff, Microsoft, Ford, Navidec, and WFC and the expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and (ii) such other Consents, which if not obtained or made would not have a material adverse effect on Driveoff's Business Condition.

                  2.1.3 OWNERSHIP OF DRIVEOFF SHARES. All Driveoff Shares owned or to be owned (in the case of Driveoff Shares to be issued to Navidec and WFC after execution of this Agreement and before Closing) by each of Navidec and WFC as of the Closing are (or will be) owned by Navidec and WFC free and clear of all liens, claims, encumbrances, shareholder agreements, proxies, voting trust, or other such restrictions or infirmities, other than the Investor Rights Agreement, which agreement shall pursuant to Section 1.4.3(b) terminate effective as of the Effective Time. At Closing, Navidec and WFC shall transfer to CPI good and marketable title to all Driveoff Shares, free and clear of all liens, claims, encumbrances, shareholder agreements, proxies, voting trusts, or other such restrictions or infirmities.

                  2.1.4 PURCHASE ENTIRELY FOR OWN ACCOUNT. The CPI Common Shares issuable in connection with the Transactions will be acquired for investment for the Driveoff Stockholders' own accounts, not as a nominee or agent, and not with a view to distributing all or any part thereof. Neither Driveoff Stockholder has a present intention of selling, granting any participation in, or otherwise distributing any of the CPI Common Shares issuable in connection with the Transactions in a manner contrary to the Securities Act or any applicable state securities law, and neither Driveoff Stockholder has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to the CPI Common Shares.

         2.2 REPRESENTATIONS AND WARRANTIES OF DRIVEOFF AND NAVIDEC. Except as disclosed in a document attached hereto referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and is delivered by Driveoff to CP.com prior to the execution of this Agreement (the "DRIVEOFF DISCLOSURE SCHEDULE"), and whether or not the Driveoff Disclosure Schedule is referred to in a specific section, Navidec, WFC (subject to the limitations of Article VII), and Driveoff (subject to the last sentence of Section 7.1.1) jointly and severally represent and warrant to CP.com as follows:

                  2.2.1    ORGANIZATION, STANDING AND POWER.

                           (a) Driveoff is a corporation duly organized, in
good standing, and validly existing under the laws of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Driveoff. As used in this Agreement, "BUSINESS CONDITION" with respect to any entity shall mean the business, financial condition, results of operations, assets, or prospects of such entity or entities including its or their Subsidiaries taken as a whole. A "SUBSIDIARY" of any corporation or other entity means a corporation, partnership, limited liability company, or other business entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the Board of Directors or managers or the equivalent of such entity. Driveoff has no Subsidiaries and has never had any Subsidiaries. Driveoff has delivered to CP.com complete and correct copies of the Certificate of Incorporation, bylaws, and/or other primary charter and organizational documents ("CHARTER DOCUMENTS") of Driveoff, in each case, as amended to the date hereof. The minute books and stock records of Driveoff contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the stockholders of Driveoff and its Board of Directors, and all original issuances and subsequent transfers, repurchases, and cancellations of Driveoff Common Shares. The Driveoff Disclosure Schedule contains a complete and correct list of the officers and directors of Driveoff since its incorporation.

                           (b) DelLLC is or will be as of Closing a limited
liability company duly organized, in good standing, and validly existing under the laws of Delaware, has (or will have as of Closing) all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted (or as being conducted as of Closing). As of Closing, since its inception, DelLLC will have engaged in no business and will have owned no property, other than as contemplated by this Agreement. As of Closing, DelLLC shall have no assets and no liabilities other than as contemplated by the Navidec Transfer Agreement. The sole holder of membership interests and rights to membership interests shall, until the Navidec Transfer Agreement is executed, shall be Navidec.



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

                  2.2.2    CAPITAL STRUCTURE.

                           (a) The authorized  capital stock of Driveoff
consists of (i) 35,000,000 shares of stock, of which 28,600,000 shares are designated Common Stock, par value $0.01 per share, and 6,400,000 of which are designated Preferred Stock. Of the authorized shares of Common Stock, 23,600,000 shares are designated Series A-1 Common Stock and 5,000,000 shares are designated Series A-2 Common Stock (the Series A-1 and A-2 Common Stock is to be deemed included in the previously-defined term, "DRIVEOFF COMMON SHARES"). Of the authorized shares of Preferred Stock, 3,200,000 shares are designated Series A-1 Preferred Stock and 3,200,000 shares are designated Series A-2 Preferred Stock (together, the Series A-1 and A-2 Preferred Stock is referred to as "DRIVEOFF PREFERRED SHARES"). 12,800,000 shares of Series A-1 Common Stock are issued and outstanding, all of which are owned by Navidec; no other shares or series of capital stock are issued and outstanding. All Driveoff Common Shares and Driveoff Preferred Shares and securities convertible into Driveoff Shares outstanding as of the date of this Agreement are set forth on Schedule 1.4, and no Driveoff Common Shares are held by Driveoff in its treasury. Each Preferred Share is presently convertible into one Driveoff Common Share. The Driveoff Common Shares and the Preferred Shares are sometimes collectively referred to as the "DRIVEOFF SHARES." Immediately prior to Closing, and after giving effect to the WFC transactions contemplated by Section 1.4.3(b) and (c), Navidec will own 13,308,300 Driveoff Common Shares and WFC will own 4,645,059 Driveoff Common Shares.

                           (b) As of the date hereof, 3,200,000 Driveoff
Preferred Shares are reserved for issuance upon the conversion of the Term Note and 160,000 Driveoff Common Shares are reserved for issuance upon the exercise of the WFC Warrant. As of the date hereof, 2,600,000 shares of Driveoff Series A-1 Common Stock are reserved for issuance upon the exercise of stock options under the Driveoff Plan. Pursuant to such plan, options to purchase 2,600,000 Driveoff Common Shares have been granted and remain outstanding on the date hereof (the "DRIVEOFF OPTIONS"). Attached hereto at Schedule 2.2.2 is a complete and accurate list of all Driveoff Options, accurately indicating the number of Driveoff Common Shares under option by individual optionees, the relevant grant dates, vesting schedules (without reference to Sections 1.4.3(d) and (e)), and exercise prices.

                           (c) All outstanding Driveoff Shares are validly
issued, fully paid, nonassessable, were issued without violating any preemptive rights, and, other than for the Investor Rights Agreement, are not subject to any agreement to which Driveoff is a party or by which Driveoff may be bound. All Driveoff Shares to be issued to Navidec and WFC after execution of this Agreement and before Closing will be validly issued, fully paid, nonassessable, will have been issued without violating any preemptive rights, and, other than for the Investor Rights Agreement, will not be subject to any agreement to which Driveoff is a party or by which Driveoff may be bound. Except for the Term Note, the WFC Warrant, the Driveoff Options identified on Schedule 2.2.2, and Driveoff common shares to be issued to Navidec and WFC to result in the share ownership described in paragraph (a) above, there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements, or rights of any type or character to which Driveoff is a party or by which Driveoff may be bound, obligating Driveoff to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of the capital stock of Driveoff, or obligating Driveoff to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement, or right. Except for the Term Note, Driveoff does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or to convert into or otherwise acquire securities having the right to vote) with holders of Driveoff Common Shares on any matter ("DRIVEOFF VOTING DEBT") or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

                  2.2.3 AUTHORITY. The execution, delivery, and performance of this Agreement by Driveoff has been duly authorized by all necessary action of the Board of Directors of Driveoff.

                  2.2.4 LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Driveoff has in the past been, and has operated in compliance with, and is presently in and operating in compliance with, all applicable statutes, laws, ordinances, rules and regulations, excepting, however, where such failure would not have a material adverse effect on Driveoff's Business Condition. Driveoff holds, and at all times has held, all licenses, permits, registrations, and authorizations from all Governmental Entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Driveoff's Business Condition. There are no violations or claimed violations of any license, permit, registration, or authorization or any statute, law, ordinance, rule or regulation except for such violation or claimed violation which would not have a material adverse effect on Driveoff's Business Condition. The Driveoff Disclosure Schedule has a complete listing of all material licenses, permits, registrations, and authorizations from Governmental Entities held by Driveoff. Driveoff has provided to CP.com copies of all such licenses, permits, registrations, and authorizations from Governmental Entities held by Driveoff, including those regarding its status as an automobile broker or dealer, together with copies of all correspondence with Governmental Entities concerning the necessity of, or exemption from, such registration requirements. Without limiting the foregoing, to the knowledge (for all purposes relevant to this Agreement, "KNOWLEDGE" of an entity shall mean the actual knowledge, formulated after reasonable inquiry, of the directors, executive officers and senior managers of the entity in question; in the case of Driveoff, executive officers and senior managers shall be deemed to include only those positions and persons identified on the Driveoff Disclosure Schedule at Section 2.2.4) of Navidec and Driveoff, Driveoff does not engage in any activity, and has engaged in no activity in the past, that would subject it to regulation as a loan broker, financial services provider, lending institution, bank, or other type of financial institution. Notwithstanding the foregoing, all representations and warranties relating to compliance with laws and holding of licenses and the like that relate to the sale and/or leasing of automobiles under broker and/or dealer laws are to Navidec's and Driveoff's knowledge.

         Neither the execution and delivery of this Agreement by Driveoff nor the performance by Driveoff of its obligations under this Agreement, nor the completion of the transactions contemplated by this Agreement and the Related Agreements, will, in any material respect, violate any provision of laws or will conflict with, result in or constitute the material breach of any of the terms or conditions of, constitute a material default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or Driveoff Common Shares pursuant to, any of the Charter Documents or any material agreement (including, without limitation, government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which Driveoff is a party or by which Driveoff or any of its assets is bound or affected. No Consent of any Governmental Entity is required by or with respect to Driveoff in connection with the execution and delivery of this Agreement by Driveoff or the consummation of the transactions contemplated hereby, except for (i) the filing of a premerger notification report and all other required documents by Driveoff, Microsoft, Ford, Navidec, and WFC and the expiration of all applicable waiting periods, under the HSR Act, and (ii) such Consents, which if not obtained or made would not have a material adverse effect on Driveoff's Business Condition.

                  2.2.5    TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS.

                           (a) The "DRIVEOFF INTELLECTUAL PROPERTY" consists of
the following:

                                 (i)     all patents, trademarks, trade names,
service marks, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, schematics, technology, customer and supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form) owned by Driveoff;

                                 (ii)    all goodwill associated with
trademarks, trade names service marks and trade dress owned by Driveoff;

                                 (iii)   all firmware, and all current and
previous versions of software, including both source code and object code, as well as specifications, technical documentation and system build software and instructions, related to all firmware and software that is described on the Driveoff Disclosure Schedule pursuant to Section 2.2.5(b) hereof as owned by Driveoff;

                                 (iv)    all documents, records and files
relating to design, end user documentation, quality control, sales, marketing or customer support, the intellectual property rights in which are owned by Driveoff;

                                 (v)     all other tangible or intangible
proprietary information and materials owned by Driveoff; and

                                 (vi)    all license rights of Driveoff in any
product, intellectual property, proprietary or personal rights, documentation, or other intangible property that is owned by a third party, including the types of intellectual property and tangible and intangible proprietary information described in (i) through (v) above.

Without limiting the foregoing, Driveoff Intellectual Property includes sufficient rights to such intellectual and other intangible property as are necessary to operate and as are being used in the business of Driveoff as it is currently conducted. Driveoff Intellectual Property described in clauses (i) to
(v) above, which, at the Closing will include, and which for purposes of this
Section 2.2.5 includes, materials transferred to Driveoff from Navidec pursuant to the Navidec Transfer Agreement, is referred to herein as "DRIVEOFF OWNED INTELLECTUAL PROPERTY" and Driveoff Intellectual Property described in clause
(vi) above is referred to herein as "DRIVEOFF LICENSED INTELLECTUAL PROPERTY." Unless otherwise noted, all references to "Driveoff Intellectual Property" shall refer to both Driveoff Owned Intellectual Property and Driveoff Licensed Intellectual Property.

                           (b) The Driveoff Disclosure Schedule lists: (i) all
patents, registered copyrights, registered or claimed trademarks, registered or claimed service marks, domain names, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in the Driveoff Owned Intellectual Property; (ii) all software products and tools, and services that are currently published, offered, or under active development by Driveoff or on behalf of Driveoff; and (iii) all licenses, sublicenses and other agreements to which Driveoff or Navidec is a party and pursuant to which any third party other than an end user that has been granted a use license or in the ordinary course of business is authorized to have access to or use the Driveoff Intellectual Property or exercise any other right with regard thereto; (iv) all Driveoff Licensed Intellectual Property (other than Driveoff Licensed Intellectual Property that is licensed pursuant to license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products (including "freeware" and "shareware") used by Driveoff); and (v) any obligations of exclusivity, noncompetition, nonsolicitation, first refusal or first negotiation to which Driveoff is subject or will be subject following the transfer from Navidec at the Closing pursuant to the Navidec Transfer Agreement, under any agreement that does not fall within the ambit of
(iii) or (iv) above. The disclosures described in (iii), (iv), and (v) hereof include the names and dates of the relevant agreements, as well as the identities of the parties to the relevant agreements.

                           (c) The Driveoff Intellectual Property consists
solely of items and rights which are either: (i) owned by Driveoff (or that will be owned by Driveoff as of Closing pursuant to the Navidec Transfer Agreement);
(ii) in the public domain; or (iii) rightfully used and authorized for use by Driveoff pursuant to a valid license or other agreement. Driveoff has all rights in the Driveoff Intellectual Property necessary to carry out Driveoff's current and anticipated future (up to the Closing) activities and has or had all rights in the Driveoff Intellectual Property reasonably necessary to carry out Driveoff's former activities, including, at least to the extent necessary to carry out such activities, rights to make, have made, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), disclose, transmit, incorporate, display and perform publicly, license, rent, lease, assign, sell, and have sold the products of Driveoff that comprise or utilize Driveoff Intellectual Property in all geographic locations and fields of use in which such products heretofore have been sold or otherwise commercially exploited, and, in the case of Driveoff Licensed Intellectual Property as to which Driveoff has granted sublicenses to third parties, to grant such sublicenses, to such third parties.

                           (d) Driveoff is not, nor as a result of the execution
or delivery of this Agreement and the Related Agreements, or performance of Driveoff's obligations hereunder or the transactions contemplated by this Agreement, will Driveoff be, in violation of any material license, sublicense, or other agreement relating to the Driveoff Intellectual Property to which Driveoff is a party or otherwise bound (or will become bound pursuant to the Navidec Transfer Agreement). Except as specifically described on the Driveoff Disclosure Schedule, Driveoff is not obligated to provide any material consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any material consideration, with respect to any exercise of rights by Driveoff or its successors or licensees in the Driveoff Intellectual Property. For purposes of the preceding sentence only, "material financial consideration" shall mean one or more payments totaling $25,000 or more.

                           (e) The use, reproduction, modification,
distribution, licensing, sublicensing, sale, or any other exercise of rights in respect of any products or service offerings of Driveoff that heretofore have been commercially exploited by Driveoff or which are under active development by Driveoff or on behalf of Driveoff or any other authorized exercise of rights in or to the Driveoff Intellectual Property by Driveoff or its licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, trade dress, moral right, other intellectual property right, right of privacy, right of publicity, or right in personal or other data (collectively, "INTELLECTUAL PROPERTY RIGHTS") of any person. No claims (i) challenging the validity, existence, or, in the case of Driveoff Owned Intellectual Property, ownership by Driveoff (or by Navidec, as predecessor in interest to Driveoff with respect to the materials previously transferred by Navidec to Driveoff or to be transferred pursuant to the Navidec Transfer Agreement) of any of the Driveoff Intellectual Property, or (ii) to the effect that the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in respect of any products or service offerings of Driveoff that heretofore have been commercially exploited by Driveoff or which are under development by Driveoff or on behalf of Driveoff or any other authorized exercise of rights in or to the Driveoff Owned Intellectual Property by Driveoff or its successors or licensees infringes, or will infringe on, any Intellectual Property Rights or other proprietary right of any person, have been asserted in writing or, to the knowledge of Driveoff and Navidec, are threatened by any person nor, to the knowledge of Driveoff and Navidec, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and all registered domain names and trademarks listed on the Driveoff Disclosure Schedule and all copyright, trademark, and service mark registrations held by Driveoff are valid, enforceable and subsisting. To the knowledge of Driveoff and Navidec, there is no unauthorized use, infringement, or misappropriation of any of the Driveoff Owned Intellectual Property by any employee, or former employee, or other third party.

                           (f) Except as set forth in the Driveoff Disclosure
Schedule, no entities or persons other than Driveoff possess any current or contingent rights to any source code that is part of the Driveoff Owned Intellectual Property (including through any escrow account).

                           (g) The Driveoff Disclosure Schedule lists all
entities and persons who have created any portion of, or otherwise have any rights in or to, the Driveoff Owned Intellectual Property other than employees of Driveoff or Navidec whose work product was created by them within the scope of their employment by Driveoff or Navidec and constitutes a work made for hire owned by Driveoff or constituted a work made for hire owned by Navidec that previously was transferred by Navidec to Driveoff or is to be transferred to Driveoff pursuant to the Navidec Transfer Agreement. Driveoff and Navidec have secured from all entities and persons who are not employees of Driveoff or Navidec, as the case may be, and who have created any material portion of, or otherwise have any rights in or to, the Driveoff Owned Intellectual Property valid and enforceable written assignments of or licenses to any such work or other rights to Driveoff and has provided true and complete copies of such assignments or licenses to CP.com.

                           (h) The Driveoff Disclosure Schedule includes a true
and complete list of support and maintenance agreements relating to Driveoff Owned Intellectual Property or to which Driveoff is a party as to Driveoff Licensed Intellectual Property, including the identity of the parties and the respective dates of such agreements.

                           (i) Driveoff has obtained written agreements from all
employees and third parties with whom Driveoff has shared confidential proprietary information (i) of Driveoff or (ii) received from others which Driveoff is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. With respect to Driveoff Intellectual Property previously transferred by Navidec to Driveoff or to be transferred to Driveoff pursuant to the Navidec Transfer Agreement, Navidec has obtained written agreements from all employees and third parties with whom Navidec has shared confidential proprietary information (i) of Navidec or Driveoff or (ii) received from others which Navidec or Driveoff is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

                           (j) Driveoff has obtained any and all necessary
consents from consumers with regard to Driveoff's collection and dissemination of personal consumer information in accordance with Driveoff's privacy policy as published on its website. Driveoff's practices regarding the collection and use of consumer personal information are in accordance with Driveoff's privacy policy as published on its website, excluding any failure or failures to conform to such practices that would not individually or in the aggregate have a material adverse effect on Driveoff's Business Condition.

                           (k) At Closing, no third party will have a security
interest in or pledge of any part of the Driveoff Intellectual Property.

                  2.2.6 FINANCIAL STATEMENTS. Driveoff has delivered to CP.com an unaudited balance sheet as of December 31, 1999 and the related unaudited statement of income for the year then ended, and an unaudited balance sheet (the "UNAUDITED BALANCE SHEET") as of May 31, 2000 and the related unaudited statement of income for the five months ended May 31, 2000 (such balance sheets and statements of income as of December 31, 1999 and May 31, 2000 are collectively referred to as the "FINANCIAL STATEMENTS"). The Financial
Statements: (i) are in accordance with the books and records of Driveoff, (ii) present fairly, in all material respects, the financial position of Driveoff as of the dates indicated and the results of its operations for each of the periods indicated, and (iii) have been prepared in accordance with GAAP consistently applied except as described on the Driveoff Disclosure Schedule, subject to the absence of footnotes and subject to normal year-end adjustments. There are no off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements or the Driveoff Disclosure Schedule, other than obligations that have arisen in the ordinary course of Driveoff's business since the date of the Unaudited Balance Sheet. The liabilities of Driveoff, except for the Term Note, were incurred in the ordinary course of Driveoff's business.

                  2.2.7 REVENUE MODEL. Attached hereto as Schedule 2.2.7 is a chart, previously presented to CP.com, describing the source of all material revenues received and to be received by Driveoff in the course of its business as currently carried out, together with an identification of the contractual relationships that provide for the receipt of such revenues. This chart is complete and correct in all material respects as of the Closing Date and, to the knowledge of Driveoff and Navidec, there exist no facts or circumstances that would make the chart untrue or inaccurate.

                  2.2.8    TAXES.

                           (a) Driveoff or an affiliated group (as defined
in Section 1504(a) of the Code) (a "TAX AFFILIATED GROUP") of which Driveoff is a member has filed (or caused to be filed) all federal, state, local and foreign tax returns, reports, and information statements ("RETURNS") required to be filed by Driveoff or attributable to Driveoff's membership in any Tax Affiliated Group prior to Closing, taking into account extensions of time to file such Returns, which Returns are true, correct and complete in all material respects, and paid all taxes required to be paid as shown on such Returns. The Financial Statements contain adequate accruals in accordance with GAAP for all material unpaid taxes as of the date of such Financial Statements. All material elections with respect to income taxes made by or with respect to Driveoff are set forth on the Driveoff Disclosure Schedule. Driveoff has provided or made available to CP.com pro forma copies of all Returns of Driveoff where the actual Returns are filed on a consolidated, unitary, or combined basis, and copies of all filed Returns of Driveoff that are not prepared on a consolidated, unitary, or combined basis.

                           (b) No deficiencies or adjustments for any tax
of Driveoff have been claimed, proposed or assessed in writing or, to the knowledge of Driveoff or Navidec, threatened. No written claim has ever been made by an authority in a jurisdiction where Driveoff does not file Returns that Driveoff is or may be subject to taxation by that jurisdiction. The Driveoff Disclosure Schedule accurately sets forth the years for which Driveoff's federal and state income tax returns, respectively, have been audited and any years which are the subject of a pending audit by the Internal Revenue Service ("IRS") and the applicable state taxing agencies. Except as so disclosed, Driveoff is not subject to any pending or, to its or Navidec's knowledge, threatened tax audit or examination. Driveoff has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or tax returns. The Driveoff Disclosure Schedule sets forth as of the date hereof a list of all joint ventures, partnerships, limited liability companies or other business entities (within the meaning of Treas. Reg.
Section 301.7701-3) in which Driveoff has an equity interest.

                           (c) For the purposes of this Agreement, the terms
"TAX" and "TAXES" shall include all federal, state, local and foreign taxes, assessments, and other similar governmental charges including all income, franchise, property, sales, use, payroll, withholding, excise, gross receipts and other similar taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

                           (d) There are no liens for taxes upon the assets
of Driveoff except for taxes that are not yet payable. Driveoff has withheld all material taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

                           (e) No consent or agreement has been made under
Section 341(f) of the Code, by or on behalf of Driveoff or any predecessor thereof. Driveoff is not and has not been a party to any written tax sharing or tax allocation agreement. Any oral tax sharing or tax allocation agreement to which Driveoff is or has been a party will be terminated on or before the Closing. Except for its membership in an affiliated group of companies of which Navidec is the common parent, Driveoff has never been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code. Driveoff has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. Driveoff is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period, by reason of a change in accounting method; nor does Driveoff have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. Neither Driveoff nor Navidec is a party to any agreement, contract, or arrangement (other than (i) the employment agreements and option agreements with Michael Kranitz, Chris Harff, Michael Fixler, and Hal Anderson, which agreements will be superseded by the employment agreements contemplated by Section 6.2.4, and (ii) the Option award agreements with nonemployee directors that will be accelerated pursuant to
Section 1.4.3(d)) that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code or any similar provision of foreign, state or local law ("EXCESS PARACHUTE PAYMENT"). The Driveoff Disclosure Schedule lists the "annualized includible compensation", within the meaning of Section 280G of the Code and the regulations thereunder, of each non-employee director of Driveoff who holds options to acquire stock of Driveoff pursuant to an option agreement. Driveoff does not have and has not had a "permanent establishment" (as defined in any applicable income tax treaty) in any country other than the United States. There are no outstanding rulings or requests for rulings from any taxing authority with respect to Driveoff.

                           (f) Each of Driveoff and Navidec made available
to CP.com all factual information it possesses regarding the potential application of any limitation under Section 382 of the Code or otherwise upon the use of any net operating loss carryover, net capital loss carryover, unused investment credit or other credit carryover or Driveoff. Driveoff is not and has never been a real property holding corporation within the meaning of Section 897 of the Code.

                           (g) Driveoff has not constituted either a
"distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section

355 of the Code (i) in the two (2) years prior to the date of this Agreement, or
(ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

                  2.2.9 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in the Driveoff Disclosure Schedule, since May 31, 2000, there has not been:

                           (a) Any transaction involving more than $25,000
entered into by Driveoff other than in the ordinary course of business; any material adverse effect on Driveoff's Business Condition or any development or combination of developments that is reasonably likely to result in such a material adverse effect; or, without limiting the foregoing, any destruction or loss of or damage to any of the properties of Driveoff due to fire or other casualty, or any other loss, whether or not insured, having a material adverse effect on Driveoff's Business Condition;

                           (b) Any  increase or change in the compensation or
benefits payable or to become payable by Driveoff, Navidec, or any affiliates of Driveoff or Navidec to any employees, consultants, or former employees of Driveoff, except in the ordinary course of business consistent with past practices;

                           (c) Any increase or modification in any bonus,
pension, insurance, or other employee benefit plan or arrangement made to, for, or with any of Driveoff's employees;

                           (d) The granting of stock options, restricted
stock awards, stock bonuses, stock appreciation rights and similar equity based awards, nor the issuance, contribution, sale, or other transfer of Driveoff stock, stock options, or similar equity rights to any Benefit Plan sponsored by Driveoff or Navidec or any affiliate thereof;

                           (e) Any amendments to Driveoff's Certificate of
Incorporation or Bylaws;

                           (f) Any  resignation or termination of any officer or
key employee of Driveoff (and, to the knowledge of Driveoff and Navidec, there is no impending resignation or termination of employment of any such officer or key employee except for terminations that may be requested by CPI in connection with this Agreement);

                           (g) Except as contemplated by the Navidec Transfer
Agreement, any sale, assignment, transfer, or license of any material patents, trademarks, copyrights, trade secrets or other intangible assets;

                           (h) Any material change in Driveoff's accounting
policies or, with respect to the operation of the business, any material change in the business carried out by Driveoff;

                           (i) Any disposal or lapse of any material rights to
use any Driveoff Intellectual Property;

                           (j) Any waiver, compromise, or cancellation of any
right, or cancellation or compromise of any material claim or liability, other than in the ordinary course of business and in a manner and amount consistent with the past practice of Driveoff;

                           (k) Any  declaration, payment, or setting aside of
any dividend or other distribution to or for the holders of any Driveoff Shares;

                           (l) Any  termination,  modification, or rescission
of, or waiver by Driveoff of rights under, any existing contract having or likely to have a material adverse effect on Driveoff's Business Condition;

                           (m) Any discharge or satisfaction by Driveoff of
any material lien or encumbrance, or any payment of any material obligation or liability (absolute or contingent) other than liabilities shown on the Unaudited Balance Sheet and liabilities incurred since May 31, 2000 in the ordinary course of business;

                           (n) Any  acquisition or sale of a material
amount of property, or any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction on any of the material assets, tangible or intangible, of Driveoff, other than in the ordinary course of business; or

                           (o) Any agreement or arrangement to take any of
the actions referred to in this Section 2.2.9.


                  2.2.10 LEASES IN EFFECT. All real property leases and subleases as to which Driveoff is a party and any amendments or modifications thereof are listed on the Driveoff Disclosure Schedule (each a "LEASE" and collectively, the "LEASES") and are valid, in full force and effect, enforceable, and there are no existing defaults, and Driveoff has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder which default would have a material adverse effect on Driveoff's Business Condition.

                  2.2.11 PERSONAL PROPERTY. Except as set forth in the Driveoff Disclosure Schedule, Driveoff has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances, and restrictions of any nature whatsoever (including leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements, and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the Unaudited Balance Sheet or used in Driveoff's business as of the Closing Date, except as would not have a material adverse effect on Driveoff's Business Condition. The Driveoff Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property having a book value of $5,000 or more, which are used by Driveoff in the conduct of its business, and all such equipment and property are in good operating condition and repair, reasonable wear and tear excepted.

                  2.2.12 CERTAIN TRANSACTIONS. Except as set forth in the Driveoff Disclosure Schedule, none of the directors or officers of Driveoff, Navidec, or either of their Subsidiaries, or any member of any of their families (as defined below), is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction with Driveoff, including any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee other than for services rendered by the officers of Driveoff as employees of Driveoff. None of Driveoff's officers or directors, and none of the officers or directors of Navidec or its Subsidiaries or of the Subsidiaries of Driveoff, has any material interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of Driveoff, or any supplier, distributor or customer of Driveoff, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans. For purposes of this Agreement "FAMILIES" shall include all individuals who by reason of ancestry, adoption, or marriage have a common parent or grandparent. Except as set forth on the Driveoff Disclosure Schedule, no material facilities, goods, services, or items used by Driveoff since January 1, 1999 have been acquired or otherwise obtained from Navidec or any of its Subsidiaries.

                  2.2.13 LITIGATION AND OTHER PROCEEDINGS. Except as set forth in the Driveoff Disclosure Schedule, neither Driveoff nor Navidec, nor any of their officers, directors, employees or agents is a party to any pending or, to the knowledge of Driveoff and Navidec, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actual or alleged actions or omissions of Driveoff, or, in the case of an individual, from actual or alleged acts in his or her capacity as an officer, director, employee or agent of Driveoff. The description of litigation on the Driveoff Disclosure Schedule, and the other information provided by Navidec and Driveoff to CP.com regarding such litigation, has been complete and accurate in all material respects. Neither Navidec nor Driveoff is subject to any order, writ, judgment, decree, or injunction that has or may have a material adverse effect on Driveoff's Business Condition.

                  2.2.14 NO DEFAULTS. Driveoff is not, nor has Driveoff received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Charter Documents of Driveoff; (ii) any judgment, decree or order applicable to Driveoff; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Driveoff is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Driveoff.

                  2.2.15 MAJOR CONTRACTS. Except as set forth in the Driveoff Disclosure Schedule, Driveoff is not a party to or subject to:

                           (a) Any union contract, or any employment contract or
arrangement providing for future compensation, written or oral, of any type (including with respect to future grants of options) with any officer, consultant, director, employee or company that leases or loans workers. When a reference is made in this Agreement to employees, such reference shall include common law employees, however characterized by Driveoff;

                           (b) Any plan or contract or arrangement, written or
oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance payment, disability benefits, life insurance or other welfare benefits, or the like;

                           (c) Any joint venture contract or arrangement or any
other agreement which has involved or is expected to involve a sharing of profits;

                           (d) Any service agreement, distribution agreement,
volume purchase agreement, corporate end user sales agreement, or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract, $25,000, or pursuant to which Driveoff has granted or received most favored nation pricing provisions or exclusive marketing, reproduction, publishing, or distribution rights related to any product, service offering, group of products or services, or territory;

                           (e) Any lease for real or personal property in which
the amount of payments which Driveoff is required to make on an annual basis exceeds $25,000;

                           (f) Any material agreement, license, franchise,
permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing of the Transactions, or the consummation of the transactions contemplated hereby or thereby;

                           (g) Except for trade indebtedness incurred in the
ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $25,000 or more;

                           (h) Any material license agreement, either as
licensor or licensee (excluding nonexclusive software licenses granted to customers in the ordinary course of business consistent with prior practice);

                           (i) Any contract containing covenants purporting to
materially limit Driveoff's freedom to compete in any line of business in any geographic area; or

                           (j) Any other material contract or agreement.

         All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed on the Driveoff Disclosure Schedule pursuant to this Section 2.2.15 are valid and in full force and effect and

Driveoff has not, nor to the knowledge of Driveoff or Navidec has any other party, breached any material provisions of, or entered into default in any material respect under the terms thereof.

                  2.2.16 MATERIAL RELATIONS. To Driveoff's knowledge, none of the parties to any of the major contracts identified in the Driveoff Disclosure Schedule pursuant to Section 2.1.15 have terminated or in any way expressed an intent to materially reduce or terminate the amount of its business with Driveoff in the future.

                  2.2.17 INSURANCE AND BANKING FACILITIES. The Driveoff Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of or covering Driveoff in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, whether the insurance is on a "claims-made" or "occurrence" basis, and expiration date) and (ii) the names and locations of all banks in which Driveoff has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Driveoff with respect to any such contracts of insurance or indemnity have been paid. All material known claims for insurance or indemnity have been presented.

                  2.2.18 EMPLOYEES. Except as set forth in the Driveoff Disclosure Schedule, Driveoff does not have any contract of employment or other employment agreement, including oral agreements, with any of its employees that is not terminable at will by Driveoff. Driveoff has not made any representations to members of its work force or their representatives that is inconsistent with the at-will employment relationship. Driveoff is not a party to any past or pending, or to Driveoff's knowledge, threatened, labor dispute, organizing drive, union election or demand for recognition. Driveoff has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining, payment of social security, unemployment and withholding taxes, worker health and safety, plant closings and mass layoffs, immigration, including I-9 compliance, and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or to Driveoff's knowledge, threatened to be brought, in any court or administrative agency by any party, including former or current Driveoff employees, applicants for employment and administrative agencies, pertaining to Driveoff's status as an employer, including claims for compensation, pending severance benefits, vacation time, vacation pay or pension benefits and claims alleging employment discrimination, harassment, unfair labor practices, grievances, worker health or safety, wrongful discharge or otherwise. Driveoff has not terminated the employment of any employee within the period of 90 days prior to the date of this Agreement. All members of the Driveoff workforce are authorized to work within the United States.

                  2.2.19 EMPLOYEE BENEFIT PLANS. Each employee benefit plan covering active, former, or retired employees of Driveoff ("BENEFIT PLAN") is listed on the Driveoff Disclosure Schedule. Driveoff has provided to CPHI a copy of each Benefit Plan, and where applicable, any related trust agreement, annuity, service contract, or insurance contract. To the extent applicable, each Benefit Plan complies, in all material respects, with the requirements of the

Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and the Code, and any Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has been tax-qualified from its inception to this date and its related trust is tax-exempt and has been so since its creation. No Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. No material nonexempt "PROHIBITED TRANSACTION," as defined in ERISA Section 406 or Code Section 4975 has occurred with respect to any Benefit Plan. In all material respects, each Benefit Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA, the Code, and federal and state securities laws, which are applicable to such Benefit Plans. There are no pending or, to the knowledge of Driveoff or Navidec, anticipated claims against or otherwise involving any of the Benefit Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Benefit Plan activities) has been brought against or with respect to any Benefit Plan except as disclosed on the Driveoff Disclosure Schedule. All contributions, reserves, or premium payments to the Benefit Plan, required to have been paid or accrued to the date hereof have been made or provided for. Neither Driveoff nor Navidec has incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "SINGLE-EMPLOYER PLAN," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Driveoff, Navidec, or any entity which is considered one employer with Driveoff or Navidec under Section 4001 of ERISA. Neither Driveoff nor Navidec has incurred any withdrawal liability under subtitle E of Title IV of ERISA with respect to any "MULTIEMPLOYER PLAN." within the meaning of Section 4001(a)(3) of ERISA. There are no restrictions on the rights of Driveoff or Navidec to amend or terminate any Benefit Plan (or its participation in any Benefit Plan) without incurring any otherwise unaccrued liability thereunder. Neither Driveoff nor Navidec has engaged, nor is a successor or parent corporation to an entity that has engaged in, a transaction described in ERISA Section 4069. Except as required by applicable law, there have been no amendments to, written interpretation of, or announcement (whether or not written) by Driveoff or Navidec relating to, or change in employee participation or coverage under, any Benefit Plan. Neither Driveoff nor Navidec or any of their ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Driveoff other than health care continuation benefits required to be provided under applicable law. No tax under Section 4980B of the Code is reasonably expected to be incurred in respect of any Benefit Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code. Except as disclosed on the Driveoff Disclosure Schedule, Driveoff and Navidec have administered the executive compensation Benefit Plans, if any, in a manner which will not result in a compensation charge against earnings or the loss of deductions for federal and state income tax purposes.

                  2.2.20 CERTAIN AGREEMENTS. Except as contemplated by this Agreement and as set forth on the Driveoff Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Driveoff (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, former employee, or independent contractor of Driveoff under any Benefit Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Benefit Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  2.2.21 POWERS OF ATTORNEY; GUARANTEES AND SURETYSHIPS. Driveoff has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to tax matters), and Driveoff has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

                  2.2.22 BROKERS AND FINDERS. Other than FleetBoston Robertson Stephens Inc., neither Driveoff nor Navidec has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Driveoff owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement. The fee, if any, owed to FleetBoston Robertson Stephens Inc. is a liability of Navidec only and not of Driveoff, and there is no provision entitling Navidec to payment of such fee, in whole or in part, directly or indirectly, by Driveoff.

                  2.2.23 CERTAIN PAYMENTS. Neither Driveoff nor any person or other entity acting on behalf of Driveoff has, directly or indirectly, on behalf of or with respect to Driveoff: (i) made an unreported political contribution,
(ii) made or received any payment which was not legal for the Company to make or receive, (iii) created or used any "off-book" bank or cash account or "slush fund," or (iv) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

                  2.2.24 BOOKS AND RECORDS. The records and books of Driveoff are in all material respects complete and correct and are maintained in accordance with sound business and good accounting practice.

                  2.2.25 ENVIRONMENTAL MATTERS. With respect to environmental and related matters:

                           (a) Driveoff does not own, and has never owned, any
real property;

                           (b) To the knowledge of Driveoff and Navidec, there
has not been a discharge or release on any real property leased by Driveoff (the "REAL PROPERTY") of any Hazardous Material (as defined below) in violation of any federal, state or local statute, regulation, rule or order applicable to health, safety and the environment, including contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials ("ENVIRONMENTAL LAWS"), except for those that would not, individually or in the aggregate, have a material adverse effect on Driveoff;

                           (c) No Hazardous Material has been used by Driveoff
in the operation of Driveoff's business in amounts or in a fashion that would violate any Environmental Laws;

                           (d) Driveoff has not received from any Governmental
Entity or third party any request for information, notice of claim, demand letter, or other notification, notice or information that Driveoff is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

                           (e) There have been no environmental investigations,
studies, audits, tests, reviews, or other analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

                           (f) To the best knowledge of Driveoff, there is no
asbestos present in any Real Property presently operated by Driveoff, and no asbestos has been removed from any Real Property while such Real Property was owned or operated by Driveoff; and

                           (g) To the knowledge of Driveoff and Navidec, there
are no underground storage tanks on, in or under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which are or have been in the ownership of Driveoff.

         "HAZARDOUS MATERIAL" means any substance, including petroleum and petroleum derivatives and products, (i) that is a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, rule, or order, (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental Entity,
(iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by Driveoff or the then current owner(s) of any of the Real Property.

                  2.2.26 SCOPE OF AVIS TRANSACTION. The Joint Venture Agreement dated 17 March 2000 between Navidec and Avis Europe PLC is limited in its geographical scope to the countries listed on Schedule 2.2.26 and has no effect in any other region. The Joint Venture Agreement has no adverse effect on the ability of Driveoff to engage in any business related to new vehicle sales or other transactions relating to new vehicles after December 31, 2000. Navidec has not entered into any agreement or arrangement with Avis Europe PLC or any affiliate thereof to provide products or services relating to new vehicles in any market in the world. Navidec has taken no action to expand the subject matter or geographical limits of its Joint Venture Agreement dated 17 March 2000 with Avis Europe PLC, as such agreement may exist from time to time.

                  2.2.27 COMPLIANCE WITH WELLS FARGO AGREEMENT. Each of Navidec and Driveoff have timely and fully performed their respective obligations under the Master Consulting Agreement between Navidec and Wells Fargo Leasing Company dated September 30, 1999, and all other agreements related thereto. Navidec is not in breach of any term of any such agreement and knows of no fact or circumstance that would lead to a reduction in the benefits that will accrue to Navidec, or the obligations of Wells Fargo Leasing Company, under such agreements.

                  2.2.28 REGARDING IADMA. Navidec presently owns a Class A membership interest, carrying a 15% percentage interest (such interest, the "IADMA INTEREST"), in IADMA LLC, a Delaware limited liability company ("IADMA"). Navidec owns the IADMA Interest free and clear of all liens, claims, encumbrances, and restrictions, other than as found in the operating agreement for IADMA of July 1, 1999. Navidec has provided to CP.com a full and complete copy of the operating agreement for IADMA of July 1, 1999, as amended through the date of this Agreement, and all other material agreements and contracts binding on IADMA (other than the membership agreements between IADMA and its dealer members). Included at Schedule 2.2.28 of the Driveoff Disclosure Schedule is an accurate description of IADMA's activities, number of employees, composition of its board of directors, and membership structure. IADMA has in the past been, and has operated in compliance with, and is presently in and operating in compliance with, all applicable statutes, laws, ordinances, rules and regulations, excepting, however, where such failure would not have a material adverse effect on IADMA's Business Condition. IADMA holds, and at all times has held, all licenses, permits, registrations, and authorizations from all Governmental Entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on IADMA's Business Condition. To the knowledge of Navidec and Driveoff, there are no violations or claimed violations of any license, permit, registration, or authorization or any statute, law, ordinance, rule or regulation except for such violation or claimed violation which would not have a material adverse effect on IADMA's Business Condition. Notwithstanding the foregoing, all representations and warranties relating to compliance with laws and holding of licenses and the like that relate to the sale and/or leasing of automobiles under broker and/or dealer laws are to Navidec's and Driveoff's best knowledge.

                  2.2.29 SECTION 351 TRANSACTION. Neither Driveoff, Navidec or WFC has taken any action or failed to take any action which action or failure would jeopardize the treatment of the Transactions as an exchange governed by
Section 351 of the Code.

                  2.2.30 DISCLOSURE. Neither the representations or warranties made by Driveoff or Navidec in this Agreement, nor the Driveoff Disclosure Schedule or any other certificate executed and delivered by Driveoff or Navidec pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.2.31 RELIANCE. The foregoing representations and warranties are made by Driveoff and Navidec with the knowledge and expectation that CP.com is placing reliance thereon.

         2.3 REPRESENTATIONS AND WARRANTIES OF CP.COM. Except as disclosed in a document attached hereto and referring specifically to the representations and warranties in this

Agreement which identifies by section number the section to which such disclosure relates and is delivered by CP.com to Driveoff prior to the execution of this Agreement (the "CP.COM DISCLOSURE Schedule"), and whether or not the CP.com Disclosure Schedule is referred to in a specific section, CP.com represents and warrants to Driveoff as follows:

                  2.3.1    ORGANIZATION, STANDING AND POWER.

                           (a) CP.com. CP.com is a limited liability company
duly organized and validly existing under the laws of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of CP.com. CP.com has delivered to Driveoff the Limited Liability Company agreement and CarPoint.com Formation Agreement dated February 17, 2000, each as amended to the date hereof.

                           (b) CPI. Upon the CP.com Merger, CPI will be a
corporation duly organized and validly existing under the laws of Washington, will have all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted by CP.com, and will be duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of CPI. Since its inception through the time of the CP.com Merger, CPI shall have engaged in no business, shall have owned no property, and shall have had no assets or liabilities, other than as contemplated by this Agreement.

                  2.3.2 AUTHORITY. The execution, delivery, and performance of this Agreement and the Related Agreements by CP.com (including the execution, delivery, and performance of the agreements and transactions contemplated by this Agreement) has been duly authorized by all necessary corporate action. CP.com has duly and validly executed and delivered this Agreement and the Related Agreements to which it is a party, and this Agreement and each of the Related Agreements to which it is a party constitutes a valid, binding, and enforceable obligation of CP.com in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles.

                  2.3.3 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. CP.com has in the past been, and has operated in compliance with, and is presently in and operating in compliance with, all applicable statutes, laws, ordinances, rules and regulations, excepting, however, where such failure would not have a material adverse effect on CP.com's Business Condition. CP.com holds, and at all times has held, all licenses, permits, registrations, and authorizations from all Governmental Entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on CP.com's Business Condition. There are no violations or claimed violations of any license, permit, registration, or authorization or any statute, law, ordinance, rule or regulation except for such violation or claimed violation which would not have a material adverse effect on CP.com's Business Condition. Notwithstanding the foregoing, all representations and warranties relating to compliance with laws and holding of licenses and the like that relate to the sale and/or leasing of automobiles under broker and/or dealer laws are to CP.com's knowledge.

         Neither the execution and delivery of this Agreement and the Related Agreements by CP.com nor the performance by CP.com of its obligations under this Agreement or the Related Agreements will violate any provision of law (provided that no representation or warranty is given in respect of laws that relate to automobile dealers and/or brokers) or will conflict with, result in the breach of any of the terms and conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance upon any of the properties, assets, or membership interests of CP.com pursuant to any charter document of CP.com or any agreement, indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which CP.com is a party or by which CP.com or any of its assets are bound or affected, except as would not have a material adverse effect on CPI's Business Condition. No Consent is required by or with respect to CP.com in connection with the execution and delivery of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification report and all other required documents by Driveoff, Microsoft, Ford, Navidec, and WFC, and the expiration of all applicable waiting periods, under the HSR Act, and (ii) the filing of the Certificate of Merger with the Secretary of State of Washington.

                  2.3.4 CP.COM FINANCIAL STATEMENTS. CP.com has delivered to Driveoff the following: (i) unaudited balance sheets as of December 31, 1999 and March 31, 2000, and the related unaudited statements of income for the year and three (3) month periods then ending, as the case may be, in respect of the CarPoint business unit of Microsoft (and CP.com from its date of formation in February 2000, as consolidated with the CarPoint business unit of Microsoft (the "CARPOINT BUSINESS UNIT")) ("CARPOINT BUSINESS UNIT FINANCIAL STATEMENTS") and
(ii) an unaudited balance sheet as of May 31, 2000 (the "CP.COM BALANCE SHEET") and the related unaudited statement of income for the five (5) months then ending in respect of CP.com (such balance sheets and statements of income are collectively referred to as the "CP.COM FINANCIAL STATEMENTS"). The CarPoint Business Unit Financial Statements: (i) were derived from the historic books and records of Microsoft and include cost allocations from Microsoft that were deemed reasonable, (ii) present fairly, in all material respects, the financial position of the CarPoint Business Unit as of the dates indicated and the results of operations for each of the periods indicated, and (iii) have been prepared in accordance with GAAP consistently applied, subject to the absence of notes, and subject to normal audit adjustments. The CP.com Financial Statements: (i) are in accordance with the books and records of CP.com (or it predecessor) and (ii) present fairly, in all material respects, the financial position of CP.com as of the dates indicated and the results of its operations for each of the periods indicated. There are no off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown or provided for either in the CP.com Balance Sheet or CP.com Financial Statements, other than obligations that have arisen in the ordinary course of CP.com's business since the date of the CP.com Balance Sheet (there are two pending matters involving allegations of prior rights to the "CarPoint" mark in Europe but CP.com does not view those matters as material).

                  2.3.5 CAPITAL SHARES. The CPI Common Shares issuable in the Transactions will as of Closing be duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement will be validly issued, fully paid, nonassessable and will be issued without violation of any preemptive rights. The authorized capital stock of CPI consist of 1,000,000,000 CPI Common Shares and 250,000,000 CPI Preferred Shares.

                  2.3.6 PRO FORMA CAPITALIZATION. The pro forma capitalization of CPI (the "PRO FORMA CAPITALIZATION") upon the consummation of the Transactions is set forth on Schedule 2.3.6. Except for stock options to be issued in exchange for the Driveoff Options, and except as provided in the Stockholders Agreement, CP.com has not agreed, as of the date of this Agreement, to any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements, or rights of any type or character to which CPI will be a party as of Closing or by which CPI may be bound as of Closing, obligating CPI to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of the capital stock of CPI, or obligating CPI to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement, or right.

                  2.3.7    TAXES.

                           (a) CP.com has filed (or caused to be filed) all
Returns required to be filed by it, taking into account extensions of time to file such Returns, which Returns are true, correct and complete in all material respects, and all taxes required to be paid as shown on such Returns have been paid. The CP.com Financial Statements contain adequate accruals in accordance with GAAP for all material unpaid taxes.

                           (b) No deficiencies or adjustments for any tax of
CP.com have been claimed, proposed or assessed in writing, or, to the knowledge of CP.com, CPHI or Ford, threatened. No written claim has ever been made by an authority in a jurisdiction where CP.com does not file Returns that CP.com is or may be subject to taxation by that jurisdiction. Except as so disclosed, CP.com is not subject to any pending or, to its, CPHI's or Ford's knowledge, threatened tax audit or examination. CP.com has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or tax returns.

                           (c) There are no liens for taxes upon the assets of
CP.com except for taxes that are not yet payable. CP.com has withheld all material taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

                  2.3.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since May 31, 2000, there has not been any material adverse effect on CP.com's Business Condition or any development or combination of developments that is reasonably likely to result in such a material adverse effect; or, without limiting the foregoing, any destruction or loss of or damage to any of the properties of CP.com due to fire or other casualty, or any other loss, whether or not insured, having a material adverse effect on CP.com's Business Condition.

                  2.3.9 DISCLOSURE. Neither the representations or warranties made by CP.com in this Agreement, nor the final CP.com Disclosure Schedule or any other certificate executed and delivered by CP.com pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.3.10 RELIANCE. The foregoing representations and warranties are made by CP.com with the knowledge and expectation that Navidec, Driveoff and WFC (to the extent of WFC's representations and warranties) are placing reliance thereon.

                  2.3.11 SECTION 351 TRANSACTION. CP.com has not taken any action or failed to take any action which action or failure would jeopardize the treatment of the Transactions as an exchange governed by Section 351 of the Code.

         2.4 REPRESENTATIONS AND WARRANTIES OF CPHI AND FORD. CPHI and Ford each represents and warrants to Navidec and WFC, severally and not jointly, and with respect to itself only, as follows:

                  2.4.1 AUTHORITY. Each of CPHI and Ford has (or will have as of Closing, in the case of the Related Agreements) duly and validly executed and delivered this Agreement and each of the Related Agreements to which it is a party, and this Agreement and each of the Related Agreements to which it is a party constitutes (or will constitute as of Closing, in the case of the Related Agreements) a valid, binding, and enforceable obligation of CPHI and Ford, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles.

                  2.4.2 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Neither the execution and delivery of this Agreement or the Related Agreements by CPHI or Ford, nor the performance by them of their obligations under this Agreement or the Related Agreements to which it is a party will, in any material respect, violate any provision of law or will conflict with, result in or constitute the material breach of any of the terms or conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of their properties or assets pursuant to any of their charter documents or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which CPHI or Ford is a party or by which either of them, or any of their respective assets, is bound or affected. No Consent of any Governmental Entity is required by or with respect to CPHI or Ford in connection with the execution and delivery of this Agreement or the Related Agreements, the performance of the obligations of CPHI and Ford under this Agreement and the Related Agreements, or the consummation of the transactions contemplated hereby, except for (i) the filing of a premerger notification report and all other required documents by Driveoff, Microsoft, Ford, Navidec, and WFC and the expiration of all applicable waiting periods, under the HSR Act and (ii) such other Consents, which if not obtained or made would not have a material adverse effect on CP.com's Business Condition.

Notwithstanding anything to the contrary contained in this Section 2.4.2, CPHI and Ford make no representation or warranty in respect of laws that relate to automobile dealers and/or brokers.

                  2.4.3 OWNERSHIP OF MEMBERSHIP INTERESTS. All membership interests in CP.com owned by each of CPHI and Ford as of the Closing are owned and may be transferred by CPHI and Ford free and clear of all liens, claims, encumbrances, shareholder agreements, proxies, voting trust, or other such restrictions or infirmities, other than as found in the LLC Agreement.

                  2.4.4 SECTION 351 TRANSACTION. Neither CPHI nor Ford has taken any action or failed to take any action which action or failure would jeopardize the treatment of the Transactions as an exchange governed by Section 351 of the Code.

                                  ARTICLE III
                       COVENANTS OF Driveoff and Navidec

         During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), each of Driveoff and Navidec, jointly and severally (and WFC agrees, as specified at Section 3.7), agree (except as expressly contemplated by this Agreement, as specifically permitted by, or as set forth in, the Driveoff Disclosure Schedule or permitted by CP.com's prior written consent):

         3.1      CONDUCT OF BUSINESS.

                  3.1.1 ORDINARY COURSE. Driveoff shall carry on its business in the usual, regular, and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, shall use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers, consultants, and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Driveoff shall promptly notify CP.com of any event or occurrence or emergency which is not in the ordinary course of business of Driveoff and which is material and adverse to Driveoff's Business Condition. The foregoing notwithstanding, Driveoff shall not, except as set forth on the Driveoff Disclosure Schedule or otherwise contemplated by this Agreement or approved in writing by CP.com:

                           (a) enter into any commitment or transaction to
purchase assets (other than raw materials, supplies, or cash equivalents) for a purchase price in excess of $25,000;

                           (b) grant any bonus, severance, or termination pay
to any officer, director, independent contractor or employee of Driveoff except as approved in writing by CP.com which approval may be in the form of a general policy or on a case-by-case basis;

                           (c) except in the ordinary course of business
consistent with prior practice involving expenditures by Driveoff of $25,000 or less, enter into, modify, or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments or commitments, or amend or otherwise change the terms thereof;

                           (d) commence a lawsuit other than: (i) for the
routine collection of bills, (ii) in such cases where Driveoff in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Driveoff's business, provided Driveoff consults with CP.com prior to filing such suit, or (iii) for a breach of this Agreement;

                           (e) accelerate the vesting or otherwise modify any
stock option grant, restricted stock, or other outstanding rights or other securities; or

                           (f) take any action that would result in a breach
of the representations and warranties of Driveoff and Navidec contained in this Agreement.

                  3.1.2 DIVIDENDS, ISSUANCE OF OR CHANGES IN SECURITIES. Driveoff shall not: (i) declare or pay any dividends on or make other distributions to its stockholders (whether in cash, shares or property), (ii) except in connection with conversion of the Term Note and exercise of the WFC Warrant, issue, deliver, sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Driveoff Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Driveoff to issue any such shares, Driveoff Voting Debt or other convertible securities, (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Driveoff, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or (v) propose any of the foregoing, except for (a) valid grants of Driveoff Options under the Driveoff Plan in the ordinary course of business and consistent with past practice, if such grants will be convertible according to their terms into CPI Options as set forth in Section 1.4.3 of this Agreement,
(b) the issuance and sale of Driveoff Common Shares pursuant to options granted under the Driveoff Plan prior to the date hereof, or (c) issuances to Navidec and WFC that result in ownership of Driveoff Common Shares by such parties as contemplated by Section 2.2.2.

                  3.1.3 GOVERNING DOCUMENTS. Driveoff shall not amend its Charter Documents.

                  3.1.4 NO ACQUISITIONS. Driveoff shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to make any such acquisition.

                  3.1.5 NO DISPOSITIONS. Driveoff shall not sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of its material assets or cancel, release, or assign any material indebtedness or claim, except in the ordinary course of business consistent with prior practice.

                  3.1.6 INDEBTEDNESS. Driveoff shall not incur any material indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise.

                  3.1.7 COMPENSATION. Except for any Benefit Plan adopted with the agreement of CP.com in connection with the transactions contemplated by this Agreement, neither Driveoff nor Navidec shall adopt or amend any Benefit Plan, contribute, issue, sell or otherwise transfer Driveoff stock, stock options or other rights in Driveoff equity, to any Benefit Plan, or pay any pension or retirement allowance not required by any existing Benefit Plan. Driveoff shall not enter into or modify any employment contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration, or make any discretionary employer contributions to Benefit Plans, except in the ordinary course of business consistent with past practice, or as approved in writing by CP.com which approval may be in the form of a general policy or on a case-by-case basis. Driveoff shall pay on a timely basis current salaries and other remuneration for which Driveoff is obligated pursuant to a written agreement a copy of which has been made available or provided to CP.com. Driveoff shall not, except to the extent required to comply with this Section 3.1.7, take any action that would result in any liability under the Worker's Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 ("the WARN Act").

                  3.1.8 CLAIMS. Driveoff shall not settle any material claim, action or proceeding, except in the ordinary course of business consistent with past practice.

         3.2 ACCESS TO PROPERTIES AND RECORDS. Throughout the period between the date of this Agreement and the Closing, Driveoff shall give CP.com and its representatives full access, during normal business hours but in such a manner as not unduly to disrupt the business of Driveoff, to its personnel, premises, properties, contracts, commitments, books, records, and affairs, and shall provide CP.com with such financial, technical, and operating data and other information pertaining to its business as CP.com may reasonably request. With Driveoff's prior written consent, which shall not be unreasonably withheld, CP.com shall be entitled to make appropriate inquiries of third parties in the course of its investigation.

         3.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Except as specifically permitted by this Agreement, neither Driveoff nor Navidec or WFC will take any action that would cause or constitute a breach of any of the representations and warranties set forth in Section 2.1 or Section 2.2 or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Driveoff will give detailed notice thereof to CP.com and will use their reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         3.4 CONSENTS. Driveoff will promptly apply for or otherwise seek and use all reasonable efforts to obtain all consents and approvals, and make all filings, required with respect to the consummation of the Transactions.

         3.5 TAX RETURNS. Driveoff shall promptly provide or make available to CP.com copies, or, in the case of Returns that are prepared on a consolidated, unitary or combined basis, pro forma copies, of all Returns Relating to Driveoff that have been filed or are filed prior to the Closing Date. Driveoff shall properly and timely file all Returns with respect to Driveoff required to be filed prior to the Closing Date, taking into account extensions of time to file such Returns, and shall pay all taxes required to be paid prior to the Closing Date. All such Returns shall be prepared consistently with past practice. Each of Driveoff and Navidec shall (i) notify CP.com promptly if it receives written notice of any tax audit, the assessment of any tax, the assertion of any tax lien, or any request, notice or demand for taxes by any taxing authority, each to the extent relating to Driveoff, (ii) provide CP.com a description of any such matter in reasonable detail (including a copy of any written materials received from the taxing authority), (iii) notify and keep CP.com informed of any written communications received by it to the extent relating to Driveoff, and (iv) provide CP.com the opportunity to present Navidec with memoranda and position papers relating to such tax audit. Neither Driveoff nor Navidec shall (i) execute any waiver of restrictions on assessment of any tax relating to Driveoff, or (ii) enter into any agreement or settlement with any taxing authority with respect to any tax relating to Driveoff without notifying CP.com regarding such agreement or settlement.

         3.6 IADMA. At Closing, Navidec shall transfer the IADMA Interest to CPHI, as nominee for CPI, free and clear of all liens, claims and encumbrances (other than as contained in the operating agreement for IADMA of July 1, 1999), by executing a bill of transfer and such other documents as may be reasonably requested by CP.com, which bill of transfer and other documents shall be in a form reasonably acceptable to CP.com. Such transfer shall be made for no additional consideration payable to Navidec. Pursuant to such transfer, all rights of Navidec with respect to the capital account in respect of the IADMA Interest and all other rights associated with the IADMA Interest will be transferred to CPHI. As a condition to Closing, Navidec shall have (i) secured the approval of at least two thirds of the Board of Managers of IADMA to the transfer of the IADMA Interest to CPHI and its affiliates and the admission of CPHI and its affiliates as a new member of IADMA, which approval shall not have any other conditions to its approval, and (ii) IADMA shall have executed, with the approval of its Board of Managers, amendments to the marketing agreement of September 14, 1999 between Driveoff and IADMA, which amendments shall address the matters previously discussed by the parties and be in a form reasonably acceptable to Driveoff and CP.com, and Driveoff shall also have executed such amendments. In connection with the transfer of the IADMA Interest to CPHI, CPHI shall enter into an agreement with CPI, in substantially the form of Exhibit 3.6 (the "IADMA AGREEMENT").

         3.7 EXCLUSIVITY; ACQUISITION PROPOSALS. Unless and until this Agreement shall have been terminated by either party pursuant to Article VIII hereof (subject to Section 8.5) or until the Effective Time, neither Driveoff nor Navidec shall (and each shall use its reasonable efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than CP.com and its designees: (i) solicit, encourage, initiate, or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire all or any significant part of business, assets (including the material to be transferred by Navidec to Driveoff pursuant to the Navidec Transfer Agreement), or capital shares of Driveoff whether by merger, consolidation, other business combination, purchase of assets, tender, or exchange offer or otherwise (each of the foregoing, an "ACQUISITION TRANSACTION"), (ii) disclose, in connection with a contemplated or possible Acquisition Transaction, any information not customarily disclosed to any person other than CP.com or its representatives concerning Driveoff's business or properties, or afford to any person other than CP.com or its representatives access to its properties, books, or records, except (A) in the ordinary course of business and (B) as required by law or pursuant to a governmental request for information (and then only after giving prior notice to CP.com), (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Transactions. WFC agrees not to undertake any of the actions contemplated by items (i), (ii), (iii), or
(iv) with respect to the Term Note, the WFC Warrant, or any other rights or interests WFC may have in Driveoff. Notwithstanding the foregoing, Navidec may enter into discussions regarding the sale of assets other than its interest in Driveoff and IADMA (and the materials to be transferred by Navidec to Driveoff pursuant to the Navidec Transfer Agreement), or regarding the sale of Navidec (subject to consummation of the Transactions). In the event Navidec engages in such discussions, it shall promptly notify CP.com in writing upon the execution of a written term sheet or letter of intent, or upon the preparation of a draft agreement or other written document intended to lead to a binding agreement for such transaction. Navidec shall not execute any binding agreements relating to any such transaction earlier than ten (10) business days after the delivery of notice to CP.com.

         3.8      EMPLOYEES.

                  (a) Driveoff and Navidec will cooperate as reasonably requested with the efforts of CP.com to retain the employment by Driveoff of Driveoff employees set forth on Schedule 3.8 (collectively, the "REQUIRED EMPLOYEES"). Nothing in the foregoing, however, obligates CP.com to offer employment to or retain the employment of any persons other than to the Required Employees. Option grants made subsequent to the acquisition of Driveoff by CP.com will be subject to the terms of the CPI Plan, provided, however, that nothing in the foregoing obligates CP.com or CPI to make any specific option grants.

                  (b) On or prior to the date of the Closing, Driveoff will terminate any of its employees whom CP.com has indicated will not be employed by Driveoff after the Closing. Driveoff agrees that it will pay any and all severance, if any, wages earned through Closing, including commissions and bonuses, any accrued leave due at payable at termination, and other personnel-related wind-up costs with respect to those Driveoff employees who are not employed by Driveoff following the Closing. All such severance costs and expenses shall not be treated as Current Liabilities for purposes of the Working Capital Adjustment unless and to the extent such severance costs and expenses arise from contractual obligations not disclosed on the Driveoff Disclosure Schedule, in which case they will be treated as Current Liabilities for such purposes. In connection with any such severance, Driveoff shall use its best efforts to obtain from the terminated employee(s) a release in form and substance as may be reasonably specified by CP.com.

         3.9 NOTICE OF EVENTS. Throughout the period between the date of this Agreement and the Closing, Driveoff shall promptly advise CP.com of any and all material events and developments concerning its financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning Driveoff covered by the representations, warranties, and covenants of Driveoff contained in this Agreement.

         3.10 REASONABLE EFFORTS. Driveoff, Navidec, and WFC will use their reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         3.11 FINANCIAL STATEMENTS OF DRIVEOFF. In order to enable CPI to file with the Securities and Exchange Commission financial statements as required in any registration statement that it may file, Navidec agrees to cooperate fully with CPI and its auditors to create audited financial statements for CPI and Driveoff for all periods required by such registration statement. Navidec will make available to CPI all books, records, bills, receipts, ledgers, reports, and other materials relevant to the creation and audit of such financial statements, and will provide CPI with reasonable access to Navidec personnel to assist with this task, at such reasonable times as may be specified by CPI.

                                   ARTICLE IV
                              COVENANTS OF CP.COM

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), CP.com agrees, and CPHI and Ford agree with respect to Sections 4.3 and 4.4 (except as expressly contemplated by this Agreement or with Driveoff's prior written consent):

         4.1 BREACH OF REPRESENTATIONS AND WARRANTIES. CP.com will take no action that would cause or constitute a breach of any of the representations and warranties set forth in Section 2.3 or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, CP.com will give detailed notice thereof to Driveoff and will use its reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         4.2 CONSENTS. CP.com will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Transactions.

         4.3 EXISTING CONTRACTUAL ARRANGEMENTS. CPHI and Ford agree that the Ancillary Agreements (as that term is used in the LLC Agreement) shall remain in full force and effect following the CP.com Merger and that CPI shall continue to benefit from all of the rights and privileges that CP.com enjoyed under such agreements, subject to the restrictions, limitations, and exclusions of such agreements (subject to changes necessary because of recent changes in Microsoft's cost allocation policies). CPHI shall prior to Closing secure from Microsoft its written agreement to the foregoing effect with respect to such Ancillary Agreements as Microsoft may be a party to.

         4.4 REASONABLE EFFORTS. CP.com will use its reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

         In addition to the foregoing, CP.com, CPHI, Ford, Driveoff, and the Driveoff Stockholders each agree to take the following actions after the execution of this Agreement, which obligations, where applicable, shall survive the Closing.

         5.1 LEGAL CONDITIONS TO THE TRANSACTIONS. Each of CP.com, CPHI, Ford, Driveoff, Navidec, and WFC will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Transactions. Each of the parties hereto will take all reasonable actions to obtain (and to cooperate with the other parties in obtaining) any Consent required to be obtained or made by Driveoff, Microsoft, CPHI, Ford, Navidec, or WFC in connection with the Transactions, or the taking of any action contemplated thereby or by this Agreement. Navidec, Driveoff and CP.com agree to negotiate in good faith, prior to Closing, the final terms and conditions of the Navidec Services Agreement, which will cover administrative, hosting, and development services and the same parties also agree to negotiate in good faith changes to the Navidec Transfer Agreement to provide for the sublease of certain Navidec property currently leased by Navidec pursuant to agreements that cover both property on Schedule B to the Navidec Transfer Agreement and property that will continue to be used by Navidec.

         5.2 EMPLOYEE BENEFITS. CP.com has agreed to permit certain employees of Driveoff continued employment with Driveoff after the Effective Time; however, such agreement does not obligate CP.com to employ any persons, or Driveoff to continue the employment of any persons, other than Required Employees. Prior to the Effective Time, Navidec and Driveoff shall either (i) establish employee benefit plans that are sponsored solely by Driveoff and provide the Driveoff employees with the same aggregate level of benefits currently received by Driveoff employees at an aggregate cost to Navidec, Driveoff and the employees that is not significantly higher than the cost of the Benefit Plans currently covering the Driveoff employees, (ii) make arrangements to have Driveoff employees be (or continue to be) covered by plans sponsored by Navidec while they are Driveoff employees after the Effective Time and until such time as Driveoff or CPI informs Navidec that it no longer wishes to have Driveoff participate in the Navidec plans nor have Driveoff's employees covered by such plans, or (iii) a combination of (i) and (ii). Prior to or as soon as is practicable after the Effective Time, the account balances of Driveoff Employees under the Navidec 401(k) plan will be transferred to a new 401(k) plan of Driveoff in a far market value plan-to-plan transfer conforming to all applicable requirements of the Code and ERISA. If the Driveoff employees are to participate in Navidec plans after the Effective Time, CP.com, Driveoff and Navidec shall negotiate a benefits services agreement which shall be executed at (and a condition to) Closing and shall contain the terms of such benefits arrangement and provide each party with the appropriate representations, warranties and covenants about their respective plans. Nothing contained herein or in the offer letters shall be considered as requiring, after the Effective Time, CPI or Driveoff to offer or continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment.

         5.3 EXPENSES. In the event Closing takes place, CP.com shall reimburse Navidec for one half (1/2) of the legal fees incurred by Navidec and Driveoff in connection with the negotiation, preparation, and execution of this Agreement and the Related Agreements, up to a maximum reimbursement of $50,000. Subject to the foregoing, whether or not the Transactions are consummated, all fees, costs and other expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, that any such fees, costs, and expenses incurred by Driveoff in connection with this Agreement prior to the Closing shall be paid by Navidec or Driveoff. Navidec and CP.com shall each pay one half (1/2) of the fee payable in connection with any filing under the HSR Act. For avoidance of doubt, Navidec shall pay any fees due to FleetBoston Robertson Stephens Inc.

         5.4 ADDITIONAL AGREEMENTS. If at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest CPI with full title to all properties, assets, rights, approvals, immunities and franchises of Driveoff, the proper officers and directors of each corporation which is a party to this Agreement shall take all such reasonably necessary action.

         5.5 NO FURTHER AVIS TRANSACTIONS. Navidec shall not enter into any agreement or arrangement with Avis Europe PLC or any affiliate thereof to provide products or services relating to new vehicles in any market in the world. Navidec will take no action to expand the subject matter or geographical limits of its Joint Venture Agreement dated 17 March 2000 with Avis Europe PLC, as such agreement may exist from time to time.

         5.7 PUBLIC ANNOUNCEMENTS. None of the parties hereto shall disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, accountants and financial advisors of the parties hereto, or except as the disclosing party determines in good faith to be required by the federal securities laws after consultation with the other parties) without the prior consent of each of the other parties hereto. It is anticipated that a mutually acceptable joint press release shall be issued only after the Closing. Neither Driveoff nor Navidec will make any statement, whether written or oral, to employees or consultants of Driveoff regarding such employees' expected employment status after the Effective Date, or regarding payments or other compensation to be received by any such employee after the Effective Date or otherwise in connection with the Transactions.

         5.8 REPORTING. The parties agree not to take a position inconsistent with the premise that the CPI Common

Shares to be issued pursuant to this Agreement, including CPI Common Shares to be issued to the Driveoff Stockholders and held in the escrows pursuant to this Agreement, are equal in value to the Driveoff Shares to be contributed to CPI.

         5.9 RETURNS. Navidec shall arrange to have all Returns of Driveoff with respect to periods ending on or prior to the Closing Date prepared and filed, and signed by a current officer of Driveoff or Navidec, as applicable, and Navidec shall have sole control over the preparation of any such Returns, provided that such Returns shall be prepared consistently with past practice. Navidec, Driveoff and CP.com shall cooperate in good faith in the preparation of such Returns, in any tax audit or examination of Driveoff and shall retain and make available to any other party any documentation which is reasonably necessary or required for the preparation of such Returns or in connection with any such audit or examination. CP.com shall prepare any Returns of Driveoff with respect to periods beginning prior to and ending after the Closing Date ("STRADDLE PERIODS"). Any such Returns in respect of Straddle Periods shall be prepared consistently with Driveoff's past practice, and CP.com shall cooperate in good faith with Navidec regarding the preparation of such Returns. Navidec shall deliver to Driveoff, on or prior to October 1, 2000, copies, or, in the case of Returns that are prepared on a consolidated, unitary or combined basis, pro forma copies, of all Returns of Driveoff for the 1999 taxable year.

         5.10 CERTAIN TAXES. All transfer, documentary, sales, use, value added, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement, the Related Agreements (except as otherwise expressly provided for in those agreements), or the transactions contemplated hereby or thereby, except to the extent such taxes and fees relate solely to the CP.com Merger, shall be paid by Navidec when due, and Navidec will, at its own expense, file all necessary Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, CP.com will join in the execution of any such Returns and other documentation. Navidec shall indemnify, defend and hold CP.com together with its officers, directors, shareholders, employees and agents, harmless from and against any such taxes.

         5.11 SECTION 351 TRANSACTION. On and after the Effective Time, each of CPHI, Ford, CP.com, Driveoff, Navidec, WFC, and CPI shall use its best efforts to cause the Transactions to be qualified as an exchange governed by
Section 351 of the Code. The parties agree to treat the transfer of the IADMA Interest to CPHI, pursuant to the terms set forth in Section 3.6 hereof and the IADMA Agreement, as part of such exchange.

         5.12 TAX CLASSIFICATION ELECTION. On and after the Effective Time, CPI shall cause DelLLC not to make an election pursuant to Treas. Reg. Section 301.7701-3 to be classified as an association for federal tax purposes, to the extent such election would be effective for any period on or prior to Closing. At all times prior to the Effective Time, Navidec shall cause DelLLC not to make an election pursuant to Treas. Reg. Section 301.7701-3 to be classified as an association for federal tax purposes.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTIONS. The respective obligation of each party to effect the Transactions shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  6.1.1 GOVERNMENTAL APPROVALS. Other than the filing of the Certificate of Merger with the Secretary of State of Washington, all Consents legally required for the consummation of the Merger and the transactions contemplated by this Agreement, including any consents and approvals or expiration of waiting periods under the HSR Act, shall have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would have no material adverse effect on the consummation of the Transactions or the other transactions contemplated hereby or on the Business Condition of CP.com or Driveoff.

                  6.1.2 NO RESTRAINTS. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Transactions.

         6.2 CONDITIONS OF OBLIGATIONS OF CP.COM. The obligations of CP.com to effect the Transactions are subject to the satisfaction of the following conditions unless waived by CP.com.

                  6.2.1 REPRESENTATIONS AND WARRANTIES OF DRIVEOFF, NAVIDEC, AND WFC. The representations and warranties of Driveoff, Navidec, and WFC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement (for all purposes relevant to this Agreement (including Article VII), the representations and warranties of the parties hereto contained in this Agreement shall be deemed made as of the date hereof and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be deemed made as of such date). CP.com shall have received a certificate signed by an authorized officer of Driveoff, Navidec, and WFC to such effect on the Closing Date.

                  6.2.2 PERFORMANCE OF OBLIGATIONS OF DRIVEOFF, NAVIDEC, AND WFC. Driveoff, Navidec, and WFC shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and CP.com shall have received a certificate signed by an authorized officer of Driveoff, Navidec, and WFC to such effect on the Closing Date.

                  6.2.3 STOCKHOLDERS, ESCROW, AND NONCOMPETE AGREEMENTS. CP.com shall have received a duly executed Escrow Agreement and Stockholders Agreement from each of Navidec and WFC. The Escrow Agent shall have executed the Escrow Agreement. CP.com shall have received a noncompetition and proprietary information agreement, in substantially the form of Exhibit 6.2.3, duly executed by Navidec (the "NAVIDEC NONCOMPETE AGREEMENT").

                  6.2.4 EMPLOYMENT AGREEMENTS FOR REQUIRED EMPLOYEES; OTHER OPTION MATTERS. As of the Closing, Michael Kranitz, Chris Harff, Michael Fixler, and Hal Anderson shall have entered into employment arrangements in the form set forth on Exhibits 6.2.4(a), (b), (c), and (d), respectively, shall not have taken any action inconsistent with the acceptance of such offer or expressed any intent to rescind or revoke the acceptance of such arrangements, and shall have entered into the exchange agreement in respect of their Driveoff Options contemplated by such employment arrangements. The individuals referenced at
Section 1.4.3(d) shall have entered into agreements with CP.com to exchange their Driveoff Options for CPI Options, as contemplated by Section 1.4.3(d). In addition, 80% of the Required Employees shall have (i) agreed to continue to be employed by Driveoff following the Effective Time on terms acceptable to CPI;
(ii) executed any documentation reasonably required by CP.com confirming such agreement; (iii) not taken any action inconsistent with the continuance of such employment or expressed any intent to rescind or revoke such agreement; and (iv) completed and delivered to CP.com other agreements as may be reasonably required of employees of CPI or its Subsidiaries or other affiliates in form and content satisfactory to CP.com, including the exchange agreement in respect of their Driveoff Options.

                  6.2.5 NAVIDEC SERVICES AGREEMENT. Navidec shall have executed a Services Agreement with CP.com in a form mutually agreeable to Navidec, Driveoff, and CP.com (the "NAVIDEC SERVICES AGREEMENT"). In connection with the Navidec Services Agreement, Driveoff, CP.com and Navidec shall have reached agreement on the fees payable thereunder. CP.com shall have received from all of the Navidec employees designated under the Navidec Services Agreement as being dedicated to providing services to Driveoff non-disclosure agreements in the form stipulated by the Navidec Services Agreement, duly executed by each such employee.

                  6.2.6 NAVIDEC SUBLEASE. Navidec and Driveoff shall have entered into a sublease in the form attached hereto as Exhibit 6.2.6, subject to such reasonable changes as may be requested by the landlord, for the Driveoff facilities (the "NAVIDEC SUBLEASE").

                  6.2.7 LEGAL ACTION. There shall not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the Transactions or any other transactions contemplated by this Agreement, or seeking to obtain any damages caused by such transactions which if successful would have a material adverse effect on the financial viability of such transactions for CP.com; or (ii) seeking to prohibit or impose any limitations on CP.com's ownership or operation of all or any portion of Driveoff's business or assets or the ownership of the CPI Common Shares by CPHI or Ford, or to compel CP.com to dispose of or hold separate all or any portion of its or Driveoff's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on the financial viability of such transactions for CP.com.

                  6.2.8 OPINION OF COUNSEL. CPHI shall have received an opinion dated as of the Closing Date of Benesch, Friedlander, Coplan & Aronoff LLP, counsel to Driveoff and Navidec, substantially in the form attached as
Exhibit 6.2.8(a), an opinion dated as of the Closing Date of

Ballard Spahr Andrews & Ingersoll, LLP, counsel to Navidec, in a form reasonably acceptable to CPHI (such opinion shall be to the effect that no Navidec shareholder approval is required under applicable law or listing requirements in respect of the Transaction), and an opinion dated as of the Closing Date of internal counsel to WFC in a form reasonably acceptable to CPHI (such opinion shall, among other things, advise that WFC's participation in the Transaction is not in conflict with bank holding company and similar laws).

                  6.2.9 ANDERSON CONSULTING AGREEMENT. CPI, Driveoff and Navidec shall have entered into a mutually-acceptable agreement that permits Hal Anderson to provide services to Navidec for one year while employed by Driveoff, and recognizes the ownership of Driveoff of any intellectual property rights generated by such services except as expressly agreed by Driveoff and Navidec, in exchange for payment by Navidec in the total amount of $61,250 for such services.

                  6.2.10 NO MATERIAL ADVERSE CHANGE. There shall have occurred no event, happening, or circumstance which could have a material adverse effect on Driveoff's Business Condition.

                  6.2.11 TRANSFER OF INTELLECTUAL PROPERTY AND OTHER PROPERTY FROM NAVIDEC. Navidec shall have (i) formed DelLLC, (ii) transferred or confirmed the transfer of all right, title, and interest that Navidec has or had in and to the Driveoff Intellectual Property and certain other property to DelLLC, as further described in the agreement attached hereto as Exhibit 6.2.11 (the "NAVIDEC TRANSFER AGREEMENT"), which transfer shall be pursuant to instruments and agreements reasonably acceptable to CP.com, (iii) taken all of the other transfer steps contemplated by the Navidec Transfer Agreement, including completion of copyright registration and transfer procedures, and obtaining the UCC-3 partial termination statements as specified in such agreement, and (iv) transferred all of the membership interests in DelLLC to CPI pursuant to the Navidec Transfer Agreement by executing the Navidec Transfer Agreement and delivering it, together with the bill of sale executed by Navidec as contemplated by the Navidec Transfer Agreement, to CPI.

                  6.2.12 IADMA. Navidec shall have transferred to CPHI the IADMA Interest, obtained the approval of the Board of Managers of IADMA with respect to such transfer, and secured IADMA's and Driveoff's execution of the amendments to the marketing agreement between Driveoff and IADMA, all as contemplated by Section 3.6.

                  6.2.13 KRANITZ ENTERPRISES AGREEMENT. Michael Kranitz, Kranitz Enterprises, Inc., and Driveoff shall have entered into the Assignment of Copyrights, Trademarks and Other Intellectual Property with Reservation of Royalty in the form attached hereto as Exhibit 6.2.13.

                  6.2.14 WESTAR/FIRST UNION EXCLUSIVITY AGREEMENT. Navidec and Driveoff shall have obtained a written agreement from Westar Financial Services Incorporated and First Union National Bank, in a form acceptable to CP.com, that for purposes of Section 3.1 and 3.2 of the Driveoff Operating Agreement dated July 21, 1999, CPI and its affiliates (other than Driveoff) shall not be deemed an "Affiliate" of Driveoff, and that the activities of CPI and its affiliates (other than Driveoff) shall not be deemed to violate the terms of Driveoff's and Navidec's obligations under that agreement. In addition, First Union shall agree that Driveoff shall have no future liability for obligations of Navidec under that agreement.

                  6.2.15 REQUIRED CONSENTS; MODIFICATIONS OF WCF/WFAFI AGREEMENT. Navidec shall have received and provided to CPI the written consent from the parties listed on Schedule 2.2.15(f) to the transfer or non-default (as applicable) of the agreements listed on Schedule 2.2.15(f), and such consents shall be without any conditions unacceptable to CPI. Driveoff shall have obtained agreement, from WFC and Wells Fargo Leasing Corp. ("WFAFI"), in form and substance acceptable to CP.com, to the effect that Driveoff shall have no future liability for obligations of Navidec under the agreements with WFC and/or WFAFI to which Driveoff is a party.

         6.3 CONDITIONS OF OBLIGATION OF DRIVEOFF. The obligation of Driveoff, Navidec, and WFC to effect the Transactions is subject to the satisfaction of the following conditions unless waived by Driveoff, Navidec, and WFC, as appropriate:

                  6.3.1 REPRESENTATIONS AND WARRANTIES OF CP.COM. The representations and warranties of CP.com, CPHI, and Ford set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Driveoff shall have received a certificate signed on behalf of CP.com, CPHI, and Ford by an officer of CP.com, CPHI, and Ford, respectively, to such effect.

                  6.3.2 PERFORMANCE OF OBLIGATIONS OF CP.COM. CP.com, CPHI, and Ford shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Driveoff shall have received a certificate signed on behalf of CP.com, CPHI, and Ford by an officer of CP.com, CPHI, and Ford to such effect.

                  6.3.3 OPINION OF CP.COM'S COUNSEL. Driveoff shall have received an opinion dated the Closing Date of Preston Gates & Ellis LLP, counsel to CP.com and CPI, substantially in the form attached as Exhibit 6.3.3.

                  6.3.4 LEGAL ACTION. There shall not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement; or (ii) seeking to prohibit or impose any limitations on Navidec's or WFC's ownership of any securities of CPI.

                  6.3.5 STOCKHOLDERS AND ESCROW AGREEMENTS. CPHI, Ford, and CPI shall have executed the Stockholders Agreement and CP.com and the Escrow Agent shall have executed the Escrow Agreement.

                  6.3.6    IADMA. CPHI shall have entered into the
IADMA Agreement.

                  6.3.7 CP.COM MERGER. The CP.com Merger shall have been completed, as contemplated by this Agreement.

                  6.3.8 EMPLOYMENT AGREEMENTS. CPI shall have executed the employment arrangements, and related exchange agreements, contemplated by Exhibits 6.2.4(a), (b), (c), and (d) and shall have offered employment to the Required Employees, and the related exchange of CPI Options for Driveoff Options, as contemplated by Section 6.2.4 and other provisions of this Agreement.

                  6.3.9 BRING-DOWN OF FAIRNESS OPINION. Prior to execution of this Agreement, Navidec received a "fairness opinion" of FleetBoston Robertson Stephens, Inc. No material events shall have occurred since the date of this Agreement that prevent FleetBoston Robertson Stephens, Inc. from delivering a bring-down certificate to its previously delivered "fairness opinion."

                  6.3.10 KRANITZ ENTERPRISES AGREEMENT. CPI shall have executed the agreement with Kranitz Enterprises, Inc. contemplated by
Exhibit 6.2.13.

                  6.3.11 MICROSOFT SIDE LETTER. Microsoft shall have delivered to Navidec and WFC a letter relating to certain tax issues in substantially the form of Exhibit 6.3.11.

                                  ARTICLE VII
                                INDEMNIFICATION

         7.1      INDEMNIFICATION.

                  7.1.1 INDEMNIFICATION OF CP.COM BY NAVIDEC AND WFC. Navidec and WFC agree jointly and severally (subject to the limitations of Section 7.7 in the case of WFC, and except as set forth in clause (v) below) to defend, indemnify, and hold CP.com, Microsoft, CPHI, Ford, and their agents, employees, officers, directors and affiliates (the "CP.COM INDEMNITEES") harmless from and against, and to reimburse the CP.com Indemnitees with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including reasonable attorneys' fees) ("INDEMNIFIABLE AMOUNTS") of every nature whatsoever incurred by the CP.com Indemnitees by reason of or arising out of or in connection with: (i) any breach, or any claim (including claims by parties other than the CP.com Indemnitees) that if true, would constitute a breach, by Driveoff or the Driveoff Stockholders of any representation or warranty of Driveoff or the Driveoff Stockholders contained in this Agreement or in any certificate or other document delivered to CP.com pursuant to the provisions of this Agreement, other than representations and warranties made at Section 2.1 and other than representations and warranties that are not intended to be made jointly and severally by Navidec and WFC, (ii) any breach of any covenant or obligation of Driveoff under this Agreement, (iii)
(x) any federal, state, or other tax liability of Driveoff relating to any period of time ending on or prior to the Closing for which a reserve or liability was not included in the Closing Balance Sheet, as finally established pursuant to the procedures of Section 1.4.6, or (y) any liability for taxes of any person other than Driveoff that Driveoff might incur as a member of a Tax Affiliated Group that included Navidec, (iv) any liabilities, claims, or obligations of Driveoff of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for in either the Financial Statements or the Driveoff Disclosure Schedule, except for liabilities incurred in the ordinary course of Driveoff's business since the date of the Unaudited Balance Sheet, and (v) any and all liabilities, costs, expenses, attorneys' fees, judgments, costs of settlement, and other obligations incurred or suffered by Driveoff in connection with the JDK Associates, Inc. v. Navidec litigation (and any related litigation or claims) disclosed in the Driveoff Disclosure Schedule (all such litigation and claims, the "JDK LITIGATION MATTERS"), provided that Navidec shall bear sole responsibility for any indemnification obligation arising out of the JDK Litigation Matters, and WFC shall have no such liability. For purposes of the foregoing sentence, in the case of any taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such taxes which relates to the portion of such taxable period ending on the Closing Date shall
(A) in the case of any taxes other than taxes based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any tax based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date; provided, however, that all transactions not incurred in the ordinary course of business occurring on the Closing Date after the Driveoff Contribution and the Navidec Additional Contribution shall be allocated to the portion of the taxable period beginning after the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice and custom of Driveoff. CPI shall provide Navidec with the opportunity to review and comment on such allocations and CPI shall make any changes reasonably requested by Navidec to the extent consistent with the past practices and customs of Driveoff. The obligations of the Driveoff Stockholders to indemnify the CP.com Indemnitees shall be determined without regard to any right to indemnification to which the Driveoff Stockholders may have in their capacity as a stockholder, agent, or any other capacity, of Driveoff and the Driveoff Stockholders shall not be entitled to any indemnification or contribution from Driveoff or CPI for amounts paid hereunder. Notwithstanding anything to the contrary in this Section 7.1.1, Navidec and WFC shall have no obligation to indemnify the CP.com Indemnitees for Indemnifiable Amounts resulting solely from (I) the amount or availability of any net operating loss or tax credit carryforwards of Driveoff, or lack thereof,
(II) the amount of tax basis, or lack thereof, of the assets of Driveoff, (III) the amount of earnings and profits (within the meaning of the Code), or lack thereof, of Driveoff, or (IV) any other tax attributes of Driveoff.

                  7.1.2 INDEMNIFICATION OF CP.COM BY NAVIDEC AND WFC. Navidec and WFC each agree for itself, and not on a joint and several basis, to defend, indemnify, and hold the CP.com Indemnitees harmless from and against, and to reimburse the CP.com Indemnitees with respect to, any and all Indemnifiable Amounts of every nature whatsoever incurred by the CP.com Indemnitees by reason of or arising out of or in connection with: (i) any breach, or any claim (including claims by parties other than the CP.com Indemnitees) that if true, would constitute a breach, by Navidec or WFC, as the case may be, of any representation or warranty of Navidec or WFC contained in Section 2.1, or (ii) any breach of any covenant of Navidec or WFC, as the case may be, under this Agreement or any of the Related Agreements. The obligations of Navidec and WFC to indemnify the CP.com Indemnitees shall be determined without regard to any right to indemnification to which Navidec and WFC may have in its capacity as a stockholder, agent, or any other capacity, of Driveoff and Navidec and WFC shall not be entitled to any indemnification or contribution from Driveoff or CPI for amounts paid hereunder.

                  7.1.3 INDEMNIFICATION OF DRIVEOFF STOCKHOLDERS BY CP.COM. CP.com agrees to defend, indemnify, and hold the Driveoff Stockholders, and their agents, employees, officers, directors and affiliates (the "DRIVEOFF INDEMNITEES") harmless from and against, and to reimburse the Driveoff Indemnitees with respect to Indemnifiable Amounts of every nature whatsoever incurred by the Driveoff Indemnitees by reason of or arising out of or in connection with: (i) any breach, or any claim (including claims by parties other than Driveoff Indemnitees) that if true, would constitute a breach by CP.com of any representation or warranty of CP.com contained in this Agreement or in any certificate or other document delivered to Driveoff or the Driveoff Stockholders pursuant to the provisions of this Agreement or (ii) any breach of any covenant or obligation of CP.com under this Agreement or the Related Agreements. CP.com agrees to indemnify Navidec for any additional tax owed by Navidec resulting from any transactions not in the ordinary course of business occurring on the Closing Date after the Driveoff Contribution; provided, however, that CP.com shall have no obligation to indemnify any Driveoff Stockholder for any tax liability arising as a result of the Driveoff Contribution or the Additional Navidec Contribution other than any such tax liability arising solely as a consequence of a breach of the representations or covenants set forth in Sections 2.3.11 and 5.11 or in the letter to be delivered by Microsoft in substantially the form of Exhibit 6.3.11.

                  7.1.4 INDEMNIFICATION OF DRIVEOFF STOCKHOLDERS BY CPHI AND FORD. CPHI and Ford each agree for itself, and not on a joint and several basis, to defend, indemnify, and hold the Driveoff Indemnitees harmless from and against, and to reimburse the Driveoff Indemnitees with respect to, any and all Indemnifiable Amounts of every nature whatsoever incurred by the Driveoff Indemnitees by reason of or arising out of or in connection with: (i) any breach, or any claim (including claims by parties other than the Driveoff Indemnitees) that if true, would constitute a breach, by CPHI or Ford, as the case may be, of any representation or warranty of CPHI or Ford contained in
Section 2.4, or (ii) any breach of any covenant of CPHI or Ford, as the case may be, under this Agreement or any of the Related Agreements. The obligations of CPHI and Ford to indemnify the Driveoff Indemnitees shall be determined without regard to any right to indemnification to which CPHI and Ford may have in its capacity as a stockholder, agent, or any other capacity, of Driveoff or CPI and CPHI and Ford shall not be entitled to any indemnification or contribution from Driveoff or CPI for amounts paid hereunder.

         7.2 THIRD PARTY CLAIMS. With respect to any claims or demands by third parties, whenever a party entitled to indemnification pursuant to Section 7.1.1, 7.1.2, 7.1.3, or 7.1.4 hereof (the "INDEMNIFIED PARTY") shall have received a written notice that such a claim or demand has been asserted or threatened, the Indemnified Party shall notify the indemnifying party (the "INDEMNIFYING PARTY") of such claim or demand and of the facts within the Indemnified Party's knowledge that relate thereto within a reasonable time after receiving such written notice. The Indemnifying Party shall then have the right to contest, negotiate or settle any such claim or demand through counsel of his own selection, including one local counsel, reasonably satisfactory to the Indemnified Party and solely at the Indemnifying Party's own cost, risk, and expense. Notwithstanding the preceding sentence, the Indemnifying Party shall not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. By way of illustration and not limitation it is understood that (i) CPI, if the Indemnified Party, may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of CPI or any of its affiliates, and (ii) the Driveoff Stockholders, if the Indemnified Party, may object to a settlement or compromise which includes any provision which in its reasonable judgment may have a material adverse impact on the Driveoff Stockholders; provided that in no event shall any Indemnified Party shall have the right to object to a settlement which consists solely of the payment of a monetary damage amount and which is subject to full indemnification under this Agreement. If the Indemnifying Party fails to give written notice to the Indemnified Party of its intention to contest or settle any such claim or demand within twenty (20) calendar days after the Indemnified Party has notified the Indemnifying Party that any such claim or demand has been made in writing and received by the Indemnified Party, or if any such notice is given but any such claim or demand is not promptly contested by the Indemnifying Party, the Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise, or otherwise, in accordance with the procedures set forth in the Escrow Agreement. The Indemnified Party may also, if it so elects and entirely within its own discretion, defend any such claim or demand if the Indemnifying Party fails to give notice of his intention to contest or settle any such claim or demand. In the event that CP.com elects to defend a claim or demand pursuant to this Section 7.2, CP.com shall be entitled to indemnification to the full extent of the Escrowed Shares (as defined in the Escrow Agreement) for any and all costs, losses, liabilities, and expenses whatsoever, including reasonable attorneys' and other professional fees, that CP.com may sustain, suffer, incur, or become subject to as a result of CP.com's decision to defend any such claim or demand. By executing this Agreement, Navidec, as the Indemnifying Party in respect of the JDK Litigation Matters, hereby agrees to defend such matters, subject to the other provisions of this Section 7.2.

         7.3 TAX CONTESTS. Notwithstanding any of the foregoing, but subject to the following requirements, CP.com shall have the sole and exclusive right to conduct or defend any tax audit or other tax contest ("Tax Contest") involving (i) a CP.com Return or (ii) a separate Return of Driveoff relating to any taxable period beginning after Closing or the post-Closing portion of a Straddle Period, to the extent the tax liability at issue would be allocated solely to such post-Closing portion pursuant to Section 7.1.1 hereof. In the event an Indemnifiable Amount is reasonably expected to arise out of any such Tax Contest, CP.com will notify Navidec and allow it to comment on any written submissions relating to any Indemnifiable Amounts. CP.com will consult in good faith with Navidec regarding the conduct of any such Tax Contest. Each of Driveoff and Navidec agrees to furnish or cause to be furnished to CP.com, upon request, as promptly as practicable, such information and assistance relating to Driveoff as is reasonably necessary for the preparation for any audit or Tax Contest and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 7.3. Notwithstanding anything to the contrary in this Article VII, including this
Section 7.3, Navidec shall have the sole and exclusive right to conduct or defend any Tax Contest involving (i) a consolidated, combined or unitary Return of Navidec or (ii) a separate Return of

Driveoff relating to any taxable period ending on or prior to Closing or the pre-Closing portion of any Straddle Period to the extent the tax liability at issue would be allocated solely to such pre-Closing portion pursuant to Section
7.1.1 hereof; provided that Navidec shall promptly notify and keep CP.com informed of any written communications received by it with respect to any such Tax Contest that relates to Driveoff and shall provide CP.com with the opportunity to present Navidec with memoranda and position papers with respect to any such Tax Contest (to the extent such Tax Contest relates to Driveoff); and provided further that, in the event any determination, compromise or settlement of such Tax Contest results in the movement of an item of gross income from a pre-Closing period to any post-Closing period, Navidec shall indemnify CP.com for any net tax liability resulting solely therefrom (taking into account any increases in net operating losses or other losses or deductions available to Driveoff in a post-Closing period resulting solely from such determination, settlement or compromise), to the extent a reserve for such tax liability was not included on the Closing Balance Sheet. CP.com and Navidec shall jointly represent the interest of Driveoff in any Tax Contest relating to any Straddle Period, to the extent the tax liability at issue would not be allocated solely to either the pre-Closing or post-Closing portion of such Straddle Period pursuant to Section 7.1.1 hereof.

         7.4 BINDING EFFECT. The indemnification obligations of the Driveoff Stockholders contained in this Article VII are an integral part of this Agreement in the absence of which CP.com would not have entered into this Agreement.

         7.5 TIME LIMIT. The indemnification provisions of clause (i) of Sections 7.1.1 and 7.1.3, regarding representations and warranties, shall apply only to Indemnifiable Amounts that are incurred or relate to claims for breaches of representations and warranties that are asserted or overtly threatened on or prior to May 31, 2002; provided, however, that (i) the obligation of the Driveoff Stockholders to indemnify CP.com for breaches of the representations and warranties in Section 2.2.8 and 2.2.19 relating to taxes (as defined in Section 2.2.8) and Benefit Plans (as defined in Section 2.2.19), and the related obligation of Navidec and WFC to indemnify CP.com for taxes pursuant to Section 7.1.1(iii), shall continue until thirty (30) days after the expiration of all statutes of limitations applicable to such taxes or Benefit Plan matters, and
(ii) obligations of the Driveoff Stockholders for Indemnifiable Amounts arising out of breaches of Section 2.2.2, relating to capital structure, or arising out of fraud or willful misstatements or omissions of Driveoff or the Driveoff Stockholders will have no time limit.

         7.6      THRESHOLDS; CAPS ON LIABILITY.

                  7.6.1 With respect to any and all claims for and all claims and liabilities for indemnification under clause (i) of Section 7.1.1:

                           (a) Navidec and WFC shall have no liability to the
CP.com Indemnitees unless the aggregate amount of all such claims and liabilities exceeds Fifty Thousand Dollars ($50,000) ("THRESHOLD AMOUNT"); at the point where the claims and liabilities exceed the Threshold Amount, the CP.com Indemnitees shall be entitled to recover the full amount of such claims, and not just the amounts in excess of the Threshold Amount. The foregoing shall not apply to or limit the ability of CP.com Indemnitees to recover for a breach of the representations and warranties at Section 2.2.8, relating to taxes; and

                           (b) Under no circumstances shall the liability of
Navidec exceed Forty Five Million Dollars ($45,000,000).

                  7.6.2 With respect to any and all claims for and all claims and liabilities for indemnification under clause (i) of Section 7.1.2, under no circumstances shall the liability of Navidec or WFC exceed Ninety Million Dollars ($90,000,000).

                  7.6.3 With respect to any and all claims for and all claims and liabilities for indemnification under clause (i) of Section 7.1.3:

                           (a) CP.com shall have no liability to the Driveoff
Indemnitees unless the aggregate amount of all such claims and liabilities exceeds the Threshold Amount; at the point where the claims and liabilities exceed the Threshold Amount, the Driveoff Indemnitees shall be entitled to recover the full amount of such claims, and not just the amounts in excess of the Threshold Amount; and

                           (b) Under no circumstances shall the liability of
CP.com exceed Forty Five Million Dollars ($45,000,000).

                  7.6.4 With respect to any and all claims for and all claims and liabilities for indemnification under clause (i) of Section 7.1.4, under no circumstances shall the liability of CPHI or Ford exceed Ninety Million Dollars ($90,000,000).

                  7.6.5 Under no circumstances shall the foregoing caps on liability apply to obligations for Indemnifiable Amounts arising out of fraud or willful statements or omissions.


         7.7 EXCLUSIVITY OF REMEDY. The parties hereby agree that the Escrow shall be a nonexclusive source of payment of any Indemnifiable Amount payable to the CP.com Indemnitees for breaches of the representations, warranties and covenants hereunder by Driveoff or the Driveoff Stockholders, and shall not foreclose any other remedy that an Indemnified Party may seek, at law or in equity. Notwithstanding the foregoing, the parties agree as follows:

                  7.7.1 With respect to any Indemnifiable Amount payable by WFC pursuant to Section 7.1.1, such amount shall be payable solely out of, and shall be capped by, the amount of CPI Shares belonging to WFC and held in Escrow. Indemnifiable Amounts payable in respect of the JDK Litigation Matter and any Working Capital Adjustment shall not be payable out CPI Shares belonging to WFC and held in Escrow.

                  7.7.2 Except as provided at Section 7.7.3, Navidec shall have the right to satisfy any judgment or settlement in favor of the CP.com Indemnitees in respect of Indemnifiable Amounts by delivering to the indemnitee CPI Shares, free and clear of all liens and encumbrances (other than the Stockholders Agreement), either out of Escrow or from CPI Shares otherwise held by Navidec, with an aggregate value equal to such Indemnifiable Amount. For purposes of this Section 7.7.2, (x) CPI Shares held in Escrow shall be valued, as of the date of delivery and transfer to the indemnitee, at $4.5637 per share (subject to adjustment for stock splits, reverse stock splits, stock dividends, stock combinations, and the like); provided that for shares remaining in escrow after the release date, upon the initial Public Offering of the Company (as defined in the Stockholders Agreement), such shares shall be valued at a price equal to the average closing price of such stock on the relevant exchange or quotation system during the twenty (20) trading days prior to delivery and transfer to CPI (the "PUBLIC SHARE PRICE"), and (y) all other CPI Shares shall be valued, as of the date of delivery and transfer to the indemnitee, (i) initially at $4.5637 per share, (ii) before the initial Public Offering of the Company but after the date CPI has issued CPI Shares to one or more persons not then a stockholder of CPI or an affiliate of such stockholder, at the price of CPI Shares established in the latest such issuance, if such a price was in fact agreed upon by CPI and such persons, and (iii) after the initial Public Offering of the Company, at the Public Share Price.

                  7.7.3 The limitations of Section 7.7.2 shall not apply in the following circumstances: (w) recovery from Navidec of an amount equal to the Working Capital Adjustment under Section 1.4.6, (x) recovery from Navidec of up to Five Million Dollars ($5,000,000) in respect of Indemnifiable Amounts arising from third party claims or claims for taxes, (x) indemnification from Navidec in respect of the JDK Litigation Matters (for avoidance of doubt, costs, payments, expenses, damages and the like, indemnifiable by Navidec in respect of the JDK Litigation Matters shall not be subject to the limit of $5,000,000 pursuant to the preceding clause (x) and shall not count towards usage of such $5,000,000 limit), and (z) after such time as Navidec is no longer able to deliver and transfer to the CP.com Indemnitees CPI Shares in satisfaction of the Indemnifiable Amounts owed to the CP.com Indemnitees.

         7.8 ADJUSTMENT TO ACQUISITION PRICE. The parties agree that the payment of any Indemnifiable Amount to the CP.com Indemnitees pursuant to this
Article VII shall be treated as an adjustment to the acquisition price of Driveoff.

                                  ARTICLE VIII
                                  TERMINATION

         8.1 MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Effective Time by the written consent of CP.com, Driveoff and Navidec.

         8.2 TERMINATION BY CP.COM. This Agreement may be terminated by CP.com alone, by means of written notice to Driveoff, if there has been a material breach by Driveoff, Navidec, or WFC of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within ten (10) business days following receipt by Driveoff of knowledge of such breach.

         8.3 TERMINATION BY DRIVEOFF OR NAVIDEC. This Agreement may be terminated by Driveoff or Navidec alone, by means of written notice to CP.com, if there has been a material breach by CP.com, CPHI, or Ford of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within (10) ten business days following receipt by CP.com of notice of such breach.

         8.4 OUTSIDE DATE. This Agreement may be terminated by CP.com alone or by Navidec alone by means of written notice if the Effective Time does not occur on or prior to September 30, 2000.

         8.5 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Driveoff or CPHI as provided in this Article, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Driveoff, CP.com, Navidec, WFC, CPHI, or Ford, or their respective officers or directors, except that (i) the provisions of Sections 5.7, 10.2, and 10.11, and any other confidentiality agreement between the parties shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                                   ARTICLE IX
                               DISPUTE RESOLUTION

         9.1 HIERARCHY OF DISPUTE RESOLUTION PROCEDURES. Except as otherwise expressly set forth herein or in any other agreement between the parties, any dispute, controversy or claim (a "DISPUTE"), whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory between one or more of the parties hereto and/or any affiliate thereof, that arises out of or relates to this Agreement, the Related Agreements, or any obligations provided for in this Agreement or the Related Agreements, shall be resolved in accordance with the procedures described in this Article IX. The parties agree to establish a hierarchy to facilitate resolution of any such Dispute as set forth below:

                  (a) Upon written request of any party, each party shall appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute. The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

                  (b) In the event that such representatives are unable to resolve the Dispute within thirty (30) days after the Dispute is submitted to them, or if after ten (10) days any party determines in good faith prior to the expiration of such period that such representatives are unlikely to be able to resolve such matter, the Dispute shall be immediately referred by written notice to a senior officer of such parties for consideration. In the event that such senior officers are unable to resolve such Dispute within ten (10) days after the Dispute is submitted to them, then the Dispute shall be submitted to arbitration in accordance with Section 9.2. Notwithstanding the ten (10) and thirty (30) day periods specified above for attempts to resolve a Dispute by the applicable representatives or officers of the parties at a particular level, if one party at any time wishes to accelerate the interparty dispute resolution process by referring the Dispute to a higher level prior to the end of such stated time period, the other party shall endeavor to accommodate such request so long as its interests are not materially prejudiced by such acceleration.

         9.2      ARBITRATION.

                  (a) If the parties are unable to resolve any Dispute as contemplated by Section 9.1, such Dispute shall be submitted to mandatory and binding arbitration at the election of such party, for itself or its related Affiliate (the "DISPUTING PARTY"). Except as otherwise provided in this Section 9.2, the arbitration shall be pursuant to the CPR Non-Administered Arbitration Rules (the "CPR RULES") as in effect from time to time, promulgated by the CPR Institute for Dispute Resolution or successor organization. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the Arbitrator may be entered by any court having jurisdiction thereof.

                  (b) To initiate the arbitration, the Disputing Party shall notify the other party(ies) in writing (the "ARBITRATION DEMAND"), which shall
(i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, and (iii) specify the requested relief. Within fifteen (15) days after the other party's receipt of the Arbitration Demand, such other party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party, and (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief. Within fifteen (15) days after the Disputing Party's receipt of the other party's written statement, the Disputing Party shall file, and serve on the other party, a written statement responding to the other party's responses and affirmative defenses, if any. The arbitration will be heard by a sole arbitrator chosen pursuant to the CPR Rules (the "ARBITRATOR"). The powers of the Arbitrator shall in all cases be limited to the specific powers conferred under the arbitration law of Washington and accordingly, but not by way of limitation, the Arbitrator may not award damages not provided for therein. The law applicable to the validity of this arbitration clause, the conduct of the arbitration, including any resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure, shall be the CPR Rules. The parties to this Agreement consent and submit to the jurisdiction of the state and federal courts located in Seattle, Washington for any arbitration, and agree that such courts shall be an appropriate forum with respect to any arbitration.

                  (c) The arbitration hearing shall be held in Seattle, Washington. The Arbitrator is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. In the event summary judgment or partial summary judgment is granted, the non-prevailing party may not raise as a basis for a motion to vacate an award that the Arbitrator failed or refused to consider evidence bearing on the dismissed claim(s) or issue(s). The Federal Rules of Evidence shall apply to the arbitration hearing. The party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitrator will have no power or authority, under the CPR Rules or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including the provisions of this Article IX.

                  (d) At the time of granting or denying a motion for summary judgment as provided for in Section 9.2(c) or any other final judgment and within fifteen (15) days after the closing of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the Arbitrator's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

                  (e) The Arbitrator is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitrator is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

                  (f) Any award rendered by the Arbitrator will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

                  (g) In connection with any arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitrator, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding in such amount as the Arbitrator deems equitable, in addition to any other relief to which it may be entitled.

         9.3 JUDICIAL PROCEDURE. Nothing in Section 9.1 or 9.2 shall be construed to prevent any party from seeking from a court a temporary restraining order or other temporary or preliminary injunctive or other relief pending final resolution of a Dispute pursuant to such Sections. In addition, nothing in this Article shall be construed to prevent a party from instituting judicial proceedings at any time to avoid the expiration of any applicable limitations period or to preserve a superior position with respect to other creditors.

         9.4 OBLIGATION TO CONTINUE PERFORMANCE PENDING RESOLUTION OF A DISPUTE. Notwithstanding the foregoing provisions of this Article, the parties agree to continue performing their respective obligations under this Agreement and the Related Agreements pending the resolution of any Dispute that is being resolved hereunder unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement or such Related Agreements, unless such continued performance shall be forbidden or restricted by a court, arbitrator or other tribunal.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules delivered pursuant to this Agreement, and any confidentiality agreement between the parties, contain all of the terms and conditions agreed upon by the parties relating to the Subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that Subject matter.

         10.2 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as applied to agreements entered into and entirely to be performed within that state, without regard to the conflict of laws provisions thereof. Subject to the provisions of
Article IX, the parties hereto consent to exclusive jurisdiction and venue in the state and federal courts in Seattle, Washington in connection with any matters arising out of or in connection with this Agreement or any of the Related Agreements.

         10.3 NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the next business day, if sent by a nationally recognized overnight express courier, or (iv) on the date of transmittal, if sent by facsimile and confirmation is received from the recipient's facsimile machine:

                  If to the Company, to:

                  CarPoint, Inc.
                  c/o Microsoft Corporation
                  One Microsoft Way
                  Redmond, WA 98052-6399
                  Telephone Number: (425) 882-8080
                  Telecopy Number:  (425) 936-7329

                  Attention: President, Chief Financial Officer

                  If to CPHI or Microsoft, to:

                  CP.com Holdings, Inc.
                  Microsoft 100/1000
                  6100 Neil Road, Suite 100
                  Reno, NV  89511
                  Telephone Number: (775) 823-5600
                  Telecopy Number:  (775) 826-0506
                  and with a copy to:

                  Microsoft Corporation
                  One Microsoft Way
                  Redmond, WA  98052-6399
                  Attention:  Law & Corporate Affairs
                  Telephone Number: (425) 882-8080
                  Telecopy Number:  (425) 936-7329

                  and with a copy to:

                  Preston Gates & Ellis LLP
                  701 Fifth Avenue, Suite 5000
                  Seattle, WA  98104-7078
                  Attention:  Stephan H. Coonrod, Esq.
                  Telephone Number: (206) 623-7580
                  Telecopy Number:  (206) 623-7022

                  If to Ford, to:

                  Ford Motor Company
                  The American Road
                  Dearborn, MI  48121
                  Attention:  Secretary
                  Telephone Number: (313) 322-3000
                  Telecopy Number:  (313) 337-9591

                  with a copy to:

                  Dianne Craig
                  4N 446 Regent Court
                  16800 Executive Pl. Dr.
                  Dearborn, MI  48126
                  Telephone Number: (313) 337-5191
                  Telecopy Number:  (313) 390-1217

                  and with a copy to:

                  Nadia Patino
                  General Counsel - Consumer Connect
                  4N-354 Regent Court
                  16800 Executive Pl. Dr.
                  Dearborn, MI  48126
                  Telephone Number: (313) 323-6882
                  Telecopy Number:  (313) 390-0774
                  and with a copy to:

                  Ford Motor Company
                  The American Road
                  Dearborn, MI  48121
                  Attention:  Adam Frankel, Esq.
                  Telephone Number: (313) 322-3000
                  Telecopy Number:  (313) 337-9591

                  If to Navidec or Driveoff prior to Closing, to:

                  Navidec, Inc.
                  6399 S. Fiddler's Green Circle, Suite 300
                  Telephone Number: (303) 222-1000
                  Telecopy Number: (303) 222-1002
                  Attention: Michael Wager, Esq.

                  with a copy to:

                  Benesch, Friedlander, Coplan & Aronoff LLC
                  2300 BP Tower
                  200 Public Square
                  Cleveland, OH 44114
                  Telephone Number: (216)363-4500
                  Telecopy Number: (216) 363-4588
                  Attention: Peter Shelton, Esq.

                  If to WFC, to:

                  444 Market Street
                  San Francisco, CA 94111
                  Telephone Number:
                  Telecopy Number:
                  Attention:

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Attn: Kurt J. Berney, Esq.
                  Telephone Number: (650) 493-9300
                  Telecopy Number: (640) 493-6811

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 10.3.

         10.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

         10.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise specified in this Agreement, the indemnifications, covenants, representations, and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall survive the Closing, shall survive any investigation of the matters covered thereby by or on behalf of any party to whom they are made, and shall survive any discovery or knowledge prior to Closing by the party to whom they are made of misstatement or misrepresentation, and such survival shall terminate in accordance with Section 7.5, to the extent provided therein.

         10.6 ASSIGNMENT. Except in connection with a merger, recapitalization, business combination, or change in control of or involving CPI, no party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this
Section 10.6 shall be voidable and shall entitle the other party to this Agreement to terminate this Agreement at its option in addition to any and all other remedies that may be available to such party at law or in equity.

         10.7 COUNTERPARTS. This Agreement may be executed in two or more partially or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page--Agreement and Plan of Contribution and Reorganization in the form annexed to this Agreement by any party hereto who shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

         10.8 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.9 EXTENSION, WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and only for that instance.

         10.10 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.11 CONFIDENTIALITY. Each of the parties hereto agree to keep confidential and not to disclose the terms and conditions of this Agreement, specifically including the implied valuation, if any, and the number of CPI Common Shares to be issued (provided that this limitation shall not restrict disclosure necessary in connection with the exchange of CPI Options for Driveoff Options as contemplated by this Agreement) and to advise all such party's officers, directors, stockholders and employees (and counsel to such party and its stockholders) of this obligation except (i) where such information is or subsequently becomes available to the public through no fault or breach on the part of the disclosing party, (ii) where any party hereto is legally compelled to disclose such information or where such disclosure is required by law, including federal and state securities laws, provided that prior to making disclosure pursuant to the foregoing exception, the party required to make the disclosure shall consult with the other parties and give due consideration to their suggestions of such disclosure, (iii) disclosure to any potential transferee stockholder, any potential acquirer of assets from CPI or Navidec, or any other party with whom CPI or Navidec may enter into a business combination, and (iv) disclosure to investment or commercial bankers, and other financial institutions or lenders, and their counsel (persons receiving information under items (iii) and (iv) shall receive and treat such information as the confidential information of such Stockholder, the Company and/or their Affiliates, as applicable) in connection with performance of customary due diligence by such parties




                  [Remainder of Page Intentionally Left Blank]

     SIGNATURE PAGE--AGREEMENT AND PLAN OF CONTRIBUTION AND REORGANIZATION


         IN WITNESS WHEREOF, CP.com, Driveoff, CPHI, Ford, Navidec, and WFC have executed this Agreement as of the date first written above.

CARPOINT.COM, LLC                            DRIVEOFF.COM, INC.


By                                           By
  --------------------------------             --------------------------------
Name:                                        Name:
Title:                                       Title:


By
  --------------------------------
Name:
Title:

CP.COM HOLDINGS, INC.                        FORD MOTOR COMPANY


By                                           By
  --------------------------------             --------------------------------
Name:                                        Name:
Title:                                       Title:


DRIVEOFF  STOCKHOLDERS:


NAVIDEC, INC.                                WFC HOLDINGS CORPORATION


By                                           By
  --------------------------------             --------------------------------
Name:                                        Name:
Title:                                       Title:

                                CARPOINT.COM, LLC

                                DRIVEOFF.COM INC.

                        STOCKHOLDERS OF DRIVEOFF.COM INC.

                          MEMBERS OF CARPOINT.COM, LLC

                              AGREEMENT AND PLAN OF
                         CONTRIBUTION AND REORGANIZATION


                           Dated as of July ___, 2000

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I             CONVERSION AND CONTRIBUTION.................................................................8

1.1      Conversion and Contribution..............................................................................8
1.2      Closing      ............................................................................................9
1.3      Effects of the Transactions..............................................................................9
1.4      Issuance of CPC Securities...............................................................................9
         1.4.1    Conversion of CP.com Membership Interests.......................................................9
         1.4.2    Driveoff Shares.................................................................................9
         1.4.3    Treatment of Derivative Securities.............................................................10
         1.4.4    Fractional Securities..........................................................................11
         1.4.5    Escrow of Securities...........................................................................11
         1.4.6    Working Capital Adjustment.....................................................................12
1.5      Delivery of Certificates................................................................................13
1.6      Tax-Free Transfer.......................................................................................13
1.7      No Further Ownership Rights in Driveoff Common Shares...................................................13

ARTICLE II            REPRESENTATIONS AND WARRANTIES.............................................................13

2.1      Representations and Warranties of Driveoff Stockholders.................................................13
         2.1.1    Authority......................................................................................13
         2.1.2    Compliance with Laws and Other Instruments.....................................................14
         2.1.3    Ownership of Driveoff Shares...................................................................14
         2.1.4    Purchase Entirely for Own Account..............................................................14
2.2      Representations and Warranties of Driveoff and Navidec..................................................15
         2.2.1    Organization, Standing and Power...............................................................15
         2.2.2    Capital Structure..............................................................................16
         2.2.3    Authority......................................................................................17
         2.2.4    Licenses and Permits; Compliance with Laws.....................................................17
         2.2.5    Technology and Intellectual Property Rights....................................................18
         2.2.6    Financial Statements...........................................................................21
         2.2.7    Revenue Model..................................................................................22
         2.2.8    Taxes..........................................................................................22
         2.2.9    Absence of Certain Changes and Events..........................................................24
         2.2.10   Leases in Effect...............................................................................25
         2.2.11   Personal Property..............................................................................25
         2.2.12   Certain Transactions...........................................................................26
         2.2.13   Litigation and Other Proceedings...............................................................26
         2.2.14   No Defaults....................................................................................26
         2.2.15   Major Contracts................................................................................26
         2.2.16   Material Relations.............................................................................28
         2.2.17   Insurance and Banking Facilities...............................................................28
         2.2.18   Employees......................................................................................28



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

                                                                                                                PAGE
                                                                                                                ----
         2.2.19   Employee Benefit Plans.........................................................................28
         2.2.20   Certain Agreements.............................................................................29
         2.2.21   Powers of Attorney; Guarantees and Suretyships.................................................30
         2.2.22   Brokers and Finders............................................................................30
         2.2.23   Certain Payments...............................................................................30
         2.2.24   Books and Records..............................................................................30
         2.2.25   Environmental Matters..........................................................................30
         2.2.26   Scope of Avis Transaction......................................................................31
         2.2.27   Compliance with Wells Fargo Agreement..........................................................31
         2.2.28   Regarding IADMA................................................................................32
         2.2.29   Section 351 Transaction........................................................................32
         2.2.30   Disclosure.....................................................................................32
         2.2.31   Reliance.......................................................................................32
2.3      Representations and Warranties of CP.com................................................................32
         2.3.1    Organization, Standing and Power...............................................................33
         2.3.2    Authority......................................................................................33
         2.3.3    Compliance with Laws and Other Instruments.....................................................33
         2.3.4    CP.com Financial Statements....................................................................34
         2.3.5    Capital Shares.................................................................................35
         2.3.6    Pro Forma Capitalization.......................................................................35
         2.3.7    Disclosure.....................................................................................35
         2.3.8    Reliance.......................................................................................35
         2.3.9    Section 351 Transaction........................................................................36
2.4      Representations and Warranties of CPHI and Ford.........................................................36
         2.4.1    Authority......................................................................................36
         2.4.2    Compliance with Laws and Other Instruments.....................................................36
         2.4.3    Ownership of Membership Interests..............................................................37

ARTICLE III           COVENANTS OF Driveoff and Navidec..........................................................37

3.1      Conduct of Business.....................................................................................37
         3.1.1    Ordinary Course................................................................................37
         3.1.2    Dividends, Issuance of or Changes in Securities................................................38
         3.1.3    Governing Documents............................................................................38
         3.1.4    No Acquisitions................................................................................38
         3.1.5    No Dispositions................................................................................38
         3.1.6    Indebtedness...................................................................................39
         3.1.7    Compensation...................................................................................39
         3.1.8    Claims.........................................................................................39
3.2      Access to Properties and Records........................................................................39
3.3      Breach of Representations and Warranties................................................................39
3.4      Consents     ...........................................................................................39
3.5      Tax Returns  ...........................................................................................40
3.6      IADMA        ...........................................................................................40
3.7      Exclusivity; Acquisition Proposals......................................................................40
3.8      Employees    ...........................................................................................41
3.9      Notice of Events........................................................................................41

                                                                                                                PAGE
                                                                                                                ----
3.11     Reasonable Efforts......................................................................................42

ARTICLE IV            COVENANTS OF CP.com........................................................................42

4.1      Breach of Representations and Warranties................................................................42
4.2      Consents     ...........................................................................................42
4.3      Existing Contractual Arrangements.......................................................................42
4.4      Reasonable Efforts......................................................................................43

ARTICLE V             ADDITIONAL AGREEMENTS......................................................................43

5.1      Legal Conditions to the Transactions....................................................................43
5.2      Employee Benefits.......................................................................................43
5.3      Expenses     ...........................................................................................44
5.4      Additional Agreements...................................................................................44
5.5      No Further Avis Transactions............................................................................44
5.7      Public Announcements....................................................................................44
5.8      Reporting    ...........................................................................................44
5.9      Returns      ...........................................................................................45
5.10     Certain Taxes ..........................................................................................45
5.11     Section 351 Transaction.................................................................................45
5.12     Tax Classification Election.............................................................................45

ARTICLE VI            CONDITIONS PRECEDENT.......................................................................46

6.1      Conditions to Each Party's Obligation to Effect the Transactions........................................46
         6.1.1    Governmental Approvals.........................................................................46
         6.1.2    No Restraints..................................................................................46
6.2      Conditions of Obligations of CP.com.....................................................................46
         6.2.1    Representations and Warranties of Driveoff, Navidec, and WFC...................................46
         6.2.2    Performance of Obligations of Driveoff, Navidec, and WFC.......................................46
         6.2.3    Stockholders, Escrow, and Noncompete Agreements................................................46
         6.2.4    Employment Agreements for Required Employees...................................................47
         6.2.5    Navidec Services Agreement.....................................................................47
         6.2.6    Navidec Sublease...............................................................................47
         6.2.7    Legal Action...................................................................................47
         6.2.8    Opinion of Counsel.............................................................................47
         6.2.10   No Material Adverse Change.....................................................................48
         6.2.11   Assignments of Navidec Rights in Driveoff Intellectual Property................................48
         6.2.12   IADMA..........................................................................................48
         6.2.13   Kranitz Enterprises Agreement..................................................................48
         6.2.14   Westar/First Union Exclusivity Agreement.......................................................48
         6.2.15   Required Consents; Modifications of WCF/WFAFI Agreement........................................49
6.3      Conditions of Obligation of Driveoff....................................................................49
         6.3.1    Representations and Warranties of CP.com.......................................................49
         6.3.2    Performance of Obligations of CP.com...........................................................49
         6.3.3    Opinion of CP.com's Counsel....................................................................49
         6.3.4    Legal Action...................................................................................49

                                                                                                                PAGE
                                                                                                                ----
         6.3.5    Stockholders and Escrow Agreements.............................................................49
         6.3.6    IADMA..........................................................................................49

ARTICLE VII           INDEMNIFICATION............................................................................50

7.1      Indemnification.........................................................................................50
         7.1.1    Indemnification of CP.com by Navidec and WFC...................................................50
         7.1.2    Indemnification of CP.com by Navidec and WFC...................................................51
         7.1.3    Indemnification of Driveoff Stockholders by CP.com.............................................52
         7.1.4    Indemnification of Driveoff Stockholders by CPHI and Ford......................................52
7.2      Third Party Claims......................................................................................52
7.3      Tax Contests ...........................................................................................53
7.4      Binding Effect..........................................................................................54
7.5      Time Limit .............................................................................................54
7.6      Thresholds; Caps on Liability...........................................................................54
7.7      Exclusivity of Remedy...................................................................................55
7.8      Adjustment to Acquisition Price.........................................................................56

ARTICLE VIII          TERMINATION................................................................................56

8.1      Mutual Agreement........................................................................................56
8.2      Termination by CP.com...................................................................................56
8.3      Termination by Driveoff.................................................................................56
8.4      Outside Date ...........................................................................................57
8.5      Effect of Termination...................................................................................57

ARTICLE IX            DISPUTE RESOLUTION.........................................................................57

9.1      Hierarchy of Dispute Resolution Procedures..............................................................57
9.2      Arbitration  ...........................................................................................58
9.3      Judicial Procedure......................................................................................59
9.4      Obligation to Continue Performance Pending Resolution of a Dispute......................................59

ARTICLE X             MISCELLANEOUS..............................................................................59

10.1     Entire Agreement........................................................................................59
10.2     Governing Law...........................................................................................60
10.3     Notices      ...........................................................................................60
10.4     Severability ...........................................................................................63
10.5     Survival of Representations and Warranties..............................................................63
10.6     Assignment .............................................................................................63
10.7     Counterparts ...........................................................................................63
10.8     Amendment ..............................................................................................63
10.9     Extension, Waiver.......................................................................................63
10.10    Interpretation..........................................................................................63
10.11    Confidentiality.........................................................................................64

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                                   Index of Definitions
Exhibit B                                   Agreement Between Stockholders and Parent of Stockholders
Exhibit 1.1(a)                              Articles of Incorporation of CPI
Exhibit 1.3                                 Bylaws of CPI
Exhibit 1.4.3(a)(1)                         Option Exchange Agreements
Exhibit 1.4.3(a)(2)                         CPI 2000 Employee Stock Option Plan
Exhibit 1.4.5                               Escrow Agreement
Exhibit 3.6                                 IADMA Agreement
Exhibit 6.2.3                               Navidec Noncompete Agreement
Exhibits 6.2.4(a), (b), (c), and (d)        Employment Arrangements for Michael Kranitz, Chris Harff, Michael Fixler, and Hal
                                            Anderson
Exhibit 6.2.6                               Navidec Sublease
Exhibit 6.2.8(a)                            Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, Counsel to Driveoff and Navidec
Exhibit 6.2.11                              Navidec Transfer Agreement
Exhibit 6.2.13                              Kranitz Enterprises Assignment of Copyrights, Trademarks and Other Intellectual
                                            Property with Reservation of Royalty
Exhibit 6.3.3                               Opinion of Preston Gates & Ellis LLP, counsel to CP.com and CPI
Exhibit 6.3.11                              Letter from Microsoft to Navidec and WFC Relating to Certain Tax Issues
Schedule 1.4                                Capitalization of CPI and Driveoff Share Exchange Ratio
                                            Driveoff Disclosure Schedule
Schedule 2.2.2                              List of all Driveoff Options
Schedule 2.2.7                              Driveoff Revenue Model
Schedule 2.2.26                             Geographical Scope of Avis Restrictions
Schedule 2.2.28                             IADMA Description
Schedule 2.3.6                              Pro Forma Capitalization
Schedule 3.8                                Required Employees

                    EXHIBIT A
           INDEX OF DEFINED TERMS

                                            Page
                                            ----
Acquisition Transaction.......................34
Agreement......................................1
Arbitration Demand............................51
Arbitrator....................................51
Business Condition.............................9
CarPoint Business Unit........................28
CarPoint Business Unit Financial Statements...28
Certificate of Merger..........................2
Charter Documents..............................9
Closing Balance Sheet..........................6
Closing Date...................................3
Closing Statement..............................6
Code ..........................................2
Consents.......................................8
CP.com.........................................1
CP.com Balance Sheet..........................28
CP.com Disclosure Schedule....................26
CP.com Exchange Ratio..........................3
CP.com Financial Statements...................28
CP.com Indemnitees............................43
CP.com Merger..................................1
CPHI ..........................................1
CPI Common Shares..............................3
CPI Option.....................................4
CPI Plan.......................................4
CPR Rules.....................................51
Current Assets.................................5
Current Liabilities............................6
DelLLC.........................................2
DGCL ..........................................2
Dispute.......................................50
Disputing Party...............................51
Driveoff.......................................1
Driveoff Common Shares.........................9
Driveoff Contribution..........................1
Driveoff Disclosure Schedule...................8
Driveoff Indemnitees..........................45
Driveoff Intellectual Property................12
Driveoff Licensed Intellectual Property.......12
Driveoff Options...........................4, 10
Driveoff Owned Intellectual Property..........12
Driveoff Plan..................................4
Driveoff Preferred Shares.....................10
Driveoff Shares...............................10
Driveoff Stockholders..........................1
Driveoff Voting Debt..........................10
Effective Time.................................3
Environmental Laws............................24
ERISA.........................................22
Escrow.........................................5
Escrow Agent...................................5
Escrow Agreement...............................5
Excess Parachute Payment......................17
families......................................20
Financial Statements..........................15
Ford ..........................................1
GAAP ..........................................5
Governmental Entity............................8
Hazardous Material............................25
HSR Act........................................8
IADMA.........................................25
IADMA Agreement...............................34
IADMA Interest................................25
Indemnifiable Amounts.........................44
Indemnified Party.............................46
Indemnifying Party............................46
Independent Accountant.........................6
Intellectual Property Rights..................14
IRS...........................................16

                                            Page
                                            ----
JDK Litigation Matters........................44
knowledge.....................................11
Lease.........................................19
Leases........................................19
LLC Agreement..................................2
Microsoft......................................1
multiemployer plan............................23
Navidec........................................1
Navidec Additional Contribution................2
Navidec Noncompete Agreement..................40
Navidec Services Agreement....................40
Navidec Sublease..............................41
Navidec Transfer Agreement....................41
Net Working Capital............................5
Notice.........................................6
Plan .........................................22
Pro Forma Capitalization......................28
prohibited transaction........................22
Real Property.................................24
Related Agreements.............................7
Required Employees............................35
Resolution Period..............................6
Returns.......................................16
single-employer plan..........................23
Stockholders Agreement.........................2
Straddle Periods..............................38
Subsidiary.....................................9
tax ..........................................16
Tax Affiliated Group..........................16
taxes.........................................16
Term Note......................................4
Threshold Amount..............................48
Unaudited Balance Sheet.......................15
WFAFI.........................................42
WFC ...........................................1
WFC Warrant....................................4
Working Capital Adjustment.....................5


                                      -ii-